Exhibit 2
Japanese GAAP
Consolidated Financial Statements
(TRANSLATION)
May 8, 2006
Condensed Statements of Consolidated Financial Results
for the Year Ended March 31, 2006

Company Name:	NISSIN CO., LTD. (URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)
New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka,
Representative Director & Executive Officer

Inquiries:	Hitoshi Higaki,
Senior Managing Director & Executive Officer
(Tel: 81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial	May 8, 2006
Results:

Application of GAAP:	Japanese GAAP

Japanese GAAP
Consolidated Financial Statements
(Note: All amounts in these financial statements are rounded down to the nearest unit)
1.	Consolidated Financial Results for the Year Ended March 31, 2006
1)	Consolidated Operating Results

	Year Ended March 31,
	2005		2006
	Amount	Percentages(5)	Amount	Percentages(5)

	(in millions except percentages)
Operating revenues	¥45,867	0.4%	¥60,991	33.0%
Operating income	8,619	(25.4)	12,784	48.3
Ordinary income	8,592	(22.7)	12,785	48.8
Net income	6,525	5.5	9,033	38.4

	Year Ended March 31,
	2005	2006

	(in yen)
Net income per share:
Basic	¥12.67	¥6.91
Diluted	11.53	6.50
Return on equity (%)	10.9%	12.4%
Ratio of ordinary income to total assets (%)	4.0	4.4
Ratio of ordinary income to operating revenues (%)	18.7	21.0

Notes:	1.	Net losses from equity-method affiliates was ¥92 million for the year ended March 31, 2005 and ¥60 million for the year ended March 31, 2006.
	2.	The average number of outstanding shares was 508,678,311 shares for the year ended March 31, 2005, and 1,292,467,492 shares for the year ended March 31, 2006.
	3.	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.
	4.	Changes in accounting policy: Yes
	5.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures from the previous fiscal year.
2)	Consolidated Financial Position

	March 31,
	2005	2006

	( in millions except percentages and per share data)
Total assets	¥226,287	¥350,861
Shareholders’ equity	65,793	79,824
Shareholders’ equity ratio (%)	29.1%	22.8%
Shareholders’ equity per share (in yen)	127.11	58.35

Notes:	1.	There were 516,981,278 outstanding shares as of March 31, 2005 and 1,366,419,607 outstanding shares as of March 31, 2006.
	2.	On May 20 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2006, NISSIN completed a 2-for-1 stock split.

Japanese GAAP
Consolidated Financial Statements
3)	Consolidated Cash Flows

	Year Ended March 31,
	2005	2006

	( in millions )
Net cash provided by (used in) operating activities	¥16,202	¥(89,882)
Net cash used in investing activities	(15,825)	(17,144)
Net cash provided by financing activities	4,765	102,574
Cash and cash equivalents at end of year	25,376	21,105

4)	Scope of Consolidation and Application of the Equity Method

Consolidated subsidiaries:	20 companies
Non-consolidated subsidiaries accounted for under the equity method:	None
Affiliates accounted for under the equity method:	10 companies
5)	Change in Scope of Consolidation and Application of the Equity Method

Newly consolidated subsidiaries:	9 companies
Formerly consolidated subsidiaries:	None
Affiliates newly accounted for under the equity method:	3 companies
Affiliates formerly accounted for under the equity method:	None
2.	Consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2007

	Six Months Ending	Year Ending
	September 30, 2006	March 31, 2007

	( in millions )
Operating revenues	¥32,000	¥68,000
Ordinary income	6,500	14,200
Net income	3,500	7,600

(Reference) Net income per share for the fiscal year ending March 31, 2007 is forecasted to be ¥2.78.

Notes:	1.	NISSIN conducted a 2-for-1 stock split on April 1, 2006. Forecasted net income per share for the year ending March 31, 2007 is calculated by using the number of outstanding shares of common stock as of March 31, 2006 adjusted for the stock split (2,732,839,214 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2007 would be forecasted to be ¥5.56.
	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages from 12 to 18 of the Supplementary Materials.

Japanese GAAP
Consolidated Financial Statements
SUPPLEMENTARY MATERIALS
1.     THE NISSIN CORPORATE GROUP
The Nissin corporate group (collectively the “Company”), comprised of Nissin Co., Ltd. (“NISSIN”), its 20 subsidiaries, and 10 affiliates, provides integrated financial services with financing as its core business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description
	Small business owner loan	Aprek Co., Ltd., a consolidated subsidiary 2 other equity-method affiliates	Provider of unsecured and recurred loans
Provider of unsecured loans, secured loans, and real estate financing
Consumer loan

	Credit guarantee	Nissin Co., Ltd.	Credit guarantee in connection with unsecured and secured loans to business owners and individuals

Integrated financial services		NIS Lease Co., Ltd., a	Accounts receivable guarantee and credit guarantee in connection with real estate rentals

		consolidated subsidiary	Provide of leases, installment loans, and rentals in domestic market

	Leasing	Nissin Leasing (China) Co., Ltd., a consolidated subsidiary	Provider of leases, installment loans, and rentals in Chinese market

	Securities	NIS Securities Co., Ltd., a consolidated subsidiary	Investment banking

	Intermediary of financial services	Webcashing.com Co., Ltd., an equity-method affiliate	Internet-based loans and credit card customer development and mediation

		Nissin Servicer Co., Ltd., a consolidated subsidiary	Acquisition, collection and collection services of specific money claims

Loan servicing	Loan servicing	J One Investment Co., Ltd., a consolidated subsidiary 7 other consolidated subsidiaries and 6 other equity-method affiliates	Acquisition and joint acquisition of specific money claims

Other businesses	Real estate-related services	NIS Property Co., Ltd., a consolidated subsidiary Another consolidated subsidiary and an equity-method affiliate	Real estate transactions, brokerage, rents, appraisement, and other

	Other services	5 consolidated subsidiaries	Business owner support services, and other

1.	NIS Securities Co., Ltd. changed its business name from Yamagen Securities Co. Ltd. on May 1, 2005.

2.	Aprek Co., Ltd. became a consolidated subsidiary on December 2, 2005 through a tender offer.

3.	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., which formerly operated business consulting and other businesses, obtained a leasing license in China on September 14, 2005 and began operating its leasing business upon changing its business name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd. In addition, it changed its business name to Nissin Leasing (China) Co., Ltd. on March 13, 2006 and expanded its business operations throughout region to all over China.

4.	Nissin Servicer Co., Ltd. is listed on the Mothers Market of the Tokyo Stock Exchange and Aprek Co., Ltd. is listed on the JASDAQ Securities Exchange.

5.	In the above table, Nissin Servicer Co., Ltd., NIS Lease Co., Ltd., Nissin Leasing (China) Co., Ltd., and NIS Securities Co. Ltd. are specified subsidiaries.

6.	The equity-method is not applied to Shinsei Business Finance Co., Ltd., a former equity-method affiliate, in accordance with its influence with NISSIN, since NISSIN’s equity interest in Shinsei Business Finance Co., Ltd. became less than 20% on April 14, 2006.

Japanese GAAP
Consolidated Financial Statements
Our business flow chart is shown below:

Japanese GAAP
Consolidated Financial Statements
2.	MANAGEMENT POLICIES
1)	Basic Management Policies

With “innovation”, “familiarity” and “trust” as corporate mottos, the management principle for the Company is to contribute to the formulation of affluent society through honest sales activity and management integrity in a fair competitive market, based on a spirit of respect for human dignity. In addition, the Company’s basic policy is to grow and develop together with all of the shareholders by flexibly and rapidly responding to changes in its business environment, as well as anticipating customers’ various financial needs.

At the Company, we place importance on the enhancement of our social significance in order to improve corporate and shareholder value, as well as respond to the financial needs of small to medium-sized enterprises. Based on this recognition, we emphasize compliance, and aim to become the No.1 non-bank group with growth potential, profitability, and sociality.

2)	Basic Policies Concerning Distribution of Earnings

NISSIN has made returns to shareholders a top-priority issue and implemented suitable profit return measures which include dividend increases and stock splits, based on consideration of economic and financial circumstances, industry trends and the Company’s financial position and business performance.

With regards to our basic dividend policy, in the future NISSIN will strive to maintain a target dividend payout ratio of 30% based on its consolidated earning base in order to maintain stable dividend payments which reflect our earnings.

With regard to the use of retained earnings, the Company intends to strengthen its future financial position by using reserves to develop new products and services and to establish new business models, and make strategic investments that have the potential to lead to further growth.

Also, the Company has introduced a stock option plan for directors and certain employees of the Company and intends to continue the plan in order to improve employee morale and to create an incentive for every employee of the Company to increase the profitability, and to further link remuneration to shareholder profit. It is our intention to maximize corporate and shareholder value through this measure.

3)	Management Objectives

To maximize efficient use of shareholders’ equity, to strengthen the financial position, and to enhance stability and profitability, the Company focuses on the return on shareholders’ equity, the ROE, as management priorities. We target at 15% in the ROE.

4)	Medium to Long-Term Management Strategy

The Company’s medium term management vision is to become a “Total Financial Solution Provider”. In order to respond to diversified customers’ needs in their growth processes, we intend to expand group synergies and business partnerships through business alliances, and provide business funds through a combination of financing, which is “debt”, with capital contribution, which is “equity”. With these strategies, the Company seeks to be the No.1 non-bank finance group, aspiring to grow up along with its customers.

Japanese GAAP
Consolidated Financial Statements
5)	Challenges for the Company

In order to ensure its profitability, the Company is working on the following challenges to develop and differentiate our various businesses in a midst of intensified competition:
I.	Strengthening internal controls

Since NISSIN is listed on the New York Stock Exchange, we aim to establish an internal control system based on the Sarbanes-Oxley Act. We ensure the risk control System to respond to the changing business environment promptly and adequately and further enhance a framework of compliance through thorough adherence to laws and regulations related to the Company. In addition, we enhance the management monitoring system through improvement of the executive officer system in order to clarify the responsibilities and authority of management and supervision with those of the operational execution functions.

II.	Bolstering the sales system

Regarding operation processes and personnel distribution, the Company seeks to establish a sales system which is able to promptly respond any changes in the market in order to understand the diversity of customers’ attributes and needs, and to provide them the best level of service. In addition, we are bolstering the sales system by improving the ability of the sales staff through training and job rotation. The company, at the same time, periodically reviews duplication of work inside our group, and hires and retains professional human resources, aiming at establishment of an efficient and effective organization in order to understand and respond to various situations.

III.	Further increasing credit screening ability

The Company strives to accumulate high-quality loans receivable by carrying out prompt screening processes to ensure credit screening according to each risk level and to handle increasing cases caused by the priority strategy of the Company. In addition, the Company seeks to retain human resources with expertise within the credit screening departments of each group company and to further improve their skills in order to provide financial solutions for each customer.

IV.	Stabilizing fund procurement

Regarding fund procurement, which is essential for expanding our businesses, the Company is promoting increased issuance of commercial paper, commitment lines, and other products, in order to respond to diversified customers’ needs and ensure flexibility and stability in procurement. The Company is also pursuing conventional indirect financing, bond issuance, asset-securitization, and other mechanisms, so that we are able to adjust promptly to changes in the fund procurement environment.

Japanese GAAP
Consolidated Financial Statements
3.	BUSINESS PERFORMANCE AND FINANCIAL POSITION
1)	Business Performance

For the year ended March 31, 2006, the Japanese economy showed signs of briskness in corporate profitability and business confidence, especially centering on major companies, and signs of rises in the stock and real estate markets, caused by an inflow of funds from certain companies. These trends also led to improvements in employment and personal consumption continuously. On the other hand, the Japanese economy still faces several uncertainties such as inflation in prices for raw materials caused by the expansion of production activities, fiscal reconstruction, and the social security system; therefore the environment remained severe for obtaining necessary funding for corporate growth of uncreditworthy small to medium-sized enterprises and venture companies.

In the business owners loan industry in which we operate integrated financial services as our core business, demand for business finance services has been increasing, due to active business operations by companies, and also due to increasing needs for real estate finance resulting from the brisk real estate market, centering on metropolitan areas. Moreover, in the leasing business, the volume of lease deals has been increasing due to expanding capital investment by companies. In the consumer loan industry, although the number of bankruptcy cases has been decreasing, it is still difficult to forecast trends because excess interest repayments costs increase due to the increasingly complex legal debt restructuring procedures which require with lawyers or judicial scriveners intervention.

In addition, competition in customer acquisition has become more intensified in both industries due to financial industry reorganization and further market entry by companies from different business segments.

In the loan servicing industry, although acquisition of specific money claims has been competitive as disposal of nonperforming loans by major commercial banks reached a peak, the real estate-securitization market has been brisk caused by increasing real estate-backed loans receivable due to recovery of real estate market and disposal of nonperforming loans by regional financial institutions.

In this business environment, while aiming at progress towards our goal of becoming a “Total Financial Solution Provider”, we have focused our efforts on the expansion of financial solutions and enhancement of derived businesses, with integrated financial services and loan servicing business as our two key pillars of profits.

As a result of these efforts, total operating revenues for the year ended March 31, 2006 was ¥60,991 million, an increase of ¥15,124 million, or 33.0%, compared with the previous fiscal year. This is attributable to an increase in interest income and loan origination fees due to an increase in loans receivable centering on real estate financing in the loan business, increase in revenue from purchased loans and sales of real estate in the loan servicing business, and an increase in revenue from leases and installment loans due to expansion of the leasing business

Operating income for the year ended March 31, 2006 was ¥12,784 million, an increase of ¥4,165 million, or 48.3%, compared with the previous fiscal year. This is attributable to a reduction of cost rate in each business segment and promotion of efficient business activities, despite a provision to reserve for losses on excess interest repayments in the loan business. Consequently, ordinary income for the year ended March 31, 2006 was ¥12,785 million, an increase of ¥4,192 million, or 48.8%, compared with the previous fiscal year. Net income for the year ended March 31, 2006 was ¥9,033 million, an increase of ¥2,507 million, or 38.4%, compared with the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements
Conditions of the various group segments are described below:
I.	Integrated Financial Services
(a)	Loans

In the loan business, which is our core business, we promoted financing of unsecured loans and secured loans; Real Estate Finance, to business owners. Also, we attempted to expand our sales network and improve efficiency in order to enhance group synergies. Regarding loans to consumer, we focused on accumulating high-quality loans receivable while integrating branch offices for efficiency.

In addition, Aprek Co., Ltd., which operates business financing for small to medium-sized enterprises in the Kyushu region, became a consolidated subsidiary in December 2005 through a tender offer.

As a result of these efforts, originated loan amounts for the year ended March 31, 2006 was ¥206,946 million, an increase of ¥88,133 million, or 74.2%, compared with the previous fiscal year, and the total balance of loans outstanding as of March 31, 2006 was ¥224,240 million, an increase of ¥78,932 million, or 54.3%, compared with the balance at the end of the previous fiscal year.

(b)	Credit Guarantees

In the credit guarantee business, the Company guarantees unsecured and secured business owners loans receivable and unsecured consumer loans receivable of other companies. We focused our efforts on business expansion and promoting efficiency through pursuing synergistic effects by utilizing our credit expertise developed through our experiences in the loan business and our alliance company’s customer databases and established brand value.

As a result of these efforts, the balance of guaranteed borrowings outstanding after the deduction of reserves for guarantee losses as of March 31, 2006 was ¥12,220 million, an increase of ¥4,890 million, or 66.7%, compared with the balance at the end of the previous fiscal year.

(c)	Leasing

In the leasing business, NIS Lease Co., Ltd. focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as capital necessary for opening or expanding businesses, of small and medium-sized businesses that had experienced difficulties in fulfilling their financial needs in the existing lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unearned revenue from installment loans, were ¥8,636 million, an increase of ¥2,879 million, or 50.0%, compared with the balance at the end of the previous fiscal year.

In addition, Nissin Leasing (China) Co., Ltd., a consolidated subsidiary, changed its business name from Matsuyama Nissin Leasing (Shanghai) Co., Ltd., and obtained a leasing license in China on September 14, 2005.

(d)	Securities

In the securities business, NIS Securities Co., Ltd. promotes the investment banking business, which provides proposals and offers for funding techniques to listed venture companies and small to medium-sized enterprises.
As a result of these efforts, operating revenue from integrated financial services for the year ended March 31, 2006 was ¥40,127 million, an increase of ¥6,084 million, or 17.8%, and the operating income from integrated financial services was ¥7,169 million, an increase of ¥574 million, or 8.7%, compared with the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements
II.	Loan Servicing

In the loan servicing business, Nissin Servicer Co., Ltd. promoted acquisition of specific money claims through a proactive approach to financial institutions, efficient collecting on activities which take into consideration the customers’ revitalization and profitability, and enhancement of real estate-related businesses. As a result of these efforts, the total of purchased loans receivable and real estate acquired for sale as of March 31, 2006 were ¥30,165 million, an increase of ¥14,634 million, or 94.2%, the operating revenue from loan servicing for the year ended March 31, 2006 was ¥17,644 million, an increase of ¥5,973 million, or 51.2%, and the operating income from loan servicing was ¥4,994 million, an increase of ¥3,067 million, or 159.2%, compared with the previous fiscal year, respectively.

III.	Other Businesses

In other businesses, we are operating real estate-related businesses centering on NIS Property Co., Ltd. promoting active investment in profitable real estate, as well as business owner support services, and so forth. As a result of these efforts, the operating revenue from other businesses for the year ended March 31, 2006 was ¥3,219 million, an increase of ¥3,065 million, compared to ¥154 million for the previous fiscal year, and operating income from other businesses was ¥128 million, compared to operating losses of ¥51 million for the previous fiscal year.
2)	Consolidated Financial Position
I.	Assets, Liabilities and Shareholders’ Equity

As of March 31, 2006, total assets was ¥350,861 million, an increase of ¥124,574 million, or 55.1%, shareholders’ equity was ¥79,824 million, an increase of ¥14,031 million, or 21.3%, and shareholders’ equity ratio was 22.8%, a decrease of 6.3 points, compared with the end of previous fiscal year, respectively.

(Assets)
Total assets as of March 31, 2006 were ¥350,861 million, an increase of ¥124,574 million, or 55.1%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase in notes and loans receivable, centering on real estate-backed financing; Real Estate Finance, of ¥78,932 million, or 54.3%, to ¥224,240 million, due to recovery in the real estate market, and an increase in purchased loans receivable and real estate acquired for sale of ¥14,634 million, or 94.2%, to ¥30,165 million, due to expansion of loan servicing business, and an increase in investment securities of ¥10,266 million, or 42.4%, to ¥34,501 million, due to additional capital contributions to venture businesses in hopes of producing synergy, compared with the end of the previous fiscal year.

(Liabilities)
The total liabilities as of March 31, 2006 were ¥268,629 million, an increase of ¥109,285 million, or 68.6%, compared with the end of the previous fiscal year. This is mainly attributable to an increase in short-term and long-term interest-bearing debt of ¥97,322 million, or 65.2%, to ¥246,682 million.

(Shareholders’ Equity)
Shareholders’ equity as of March 31, 2006 was ¥79,824 million, an increase of ¥14,031 million, or 21.3%, compared with the end of the previous fiscal year. This is mainly attributable to an increase in common stock and additional paid-in capital of ¥9,124 million, or 50.0%, to ¥27,368 million, due to factors such as conversion of convertible bonds, and also consolidated net income for the year ended March 31, 2006 amounted to ¥9,033 million, while unrealized gains on investment securities was ¥5,097 million, a decrease of ¥2,837 million, or 35.8%, compared with the end of the previous fiscal year, due to sales of certain investment securities.

Japanese GAAP
Consolidated Financial Statements
II.	Cash Flows

As of March 31, 2006, cash and cash equivalents was ¥21,105 million, a decrease of ¥4,271 million, or 16.8%, compared with the end of the previous fiscal year, due to an increase in the total operating assets from active business operations. Overviews of each cash flow are as following:

(Cash Flows from Operating Activities)

Net cash used in operating activities for the year ended March 31, 2006 was ¥89,882 million, compared to ¥16,202 million provided for the previous fiscal year. This change is mainly attributable to ¥82,894 million used in net origination of notes and loans receivable, centering on real estate-backed financing; Real Estate Finance, compared to ¥20,994 million provided by net collection of notes and loans receivable for the previous fiscal year, ¥10,187 million used in net acquisitions of purchased loans receivable, due to active operations in loan servicing business, compared to ¥10,188 million used in the previous fiscal year, while income before income taxes was ¥16,311 million, an increase of ¥4,948 million, compared with the previous fiscal year.

(Cash Flows from Investing Activities)

Net cash used in investing activities for the year ended March 31, 2006 was ¥17,144 million, compared to ¥15,825 million used for the previous fiscal year. This change is mainly attributable to an increase of investments in venture businesses in hopes of producing synergy, and an increase of investments in Tokumei-Kumiai relating to real estate.

(Cash Flows from Financing Activities)

Net cash provided by financing activities for the year ended March 31, 2006 was ¥102,574 million, compared to ¥4,765 million provided for the previous fiscal year. This change is mainly attributable to ¥99,243 million provided by net proceeds from interest-bearing debt, compared to ¥2,486 million for the previous fiscal year.
3)	Trends in Management Indices

	March 31,
	2002	2003	2004	2005	2006

Shareholders’ equity ratio (%)	24.3	22.0	25.9	29.1	22.8
Shareholders’ equity ratio (on market value base, %)	30.6	30.1	51.6	68.5	100.5
Maturity of borrowings (year)	9.4	7.6	7.2	13.7	33.7
Interest coverage ratio (X)	4.0	5.4	5.8	3.7	2.7

•	Shareholders’ equity ratio: shareholders’ equity / total assets

•	Shareholders’ equity ratio (on market value basis): total market value (at period-end market price) / total assets

•	Maturity of borrowings: interest-bearing debt / operating cash flows

•	Interest coverage ratio: operating cash flows / interest payments

Notes:	1.	Ratios presented above are derived from consolidated financial results.
	2.	Operating cash flows are cash flows from operating activities presented in consolidated statements of cash flows excluding inflows and outflows from loan originations and other.
	3.	Interest-bearing debts are total borrowings with interest presented on consolidated balance sheets. The interest payments are amount of interest paid presented in consolidated statements of cash flows.

Japanese GAAP
Consolidated Financial Statements
4)	Business Risk Factors

The risks that may affect our business results, stock price and financial position are discussed below. The forward-looking statements in the financial statements are based on current management’s judgment as of May 8, 2006, the filing date.

Risks and uncertainties which may affect our business results are not limited to the factors listed below, as unknown risks and uncertainties may be as yet unexpected to us.
I.	Risk from Business Environment
(a)	Weak economic conditions

Although economic trends has been continuously recovering due to increasing corporate profits centering on major companies, if the economic situation in Japan worsens, we may be forced to further increase our provisions for loan losses, or we may be forced to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

(b)	Intensified customer acquisition competition by entry of major financial institutions and IT companies

As customer acquisition competition has intensified, if we cannot sufficiently acquire prime customers, or if we lose prime customers to our competitors, it could adversely affect our financial condition and results of operations.

(c)	Misconduct by an employee or director or negative publicity for our industry

Any of our employees or directors could engage in misconduct, which includes conduct that exceeds authority, concealment of unauthorized or unsuccessful activities, and improper use of confidential information or leakage of personal information. Such misconduct could result in regulatory sanctions, legal liability and serious reputation or financial harm to the Company. The precautions we take may not always deter or prevent such misconduct, even though we recognize compliance as the most significant challenge for management. Even if we succeed in managing the conduct of our own employees and directors, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to the introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.
II.	Regulation
(a)	Regulations under Japanese law
i)	Regulation concerning loan operation
•	Regulation concerning interest rate

Regarding the lending rate, the Contributions Law (the “CL”) defines the maximum lending rate of 29.20%, and all of our products are set below the maximum lending rate. However, on August 1, 2003, the Amendment of the Moneylending Business Restriction Law (the “MBRL”) and the CL was promulgated, and a revision of the CL regarding the statutory maximum interest rate will be implemented within three years from promulgation, which is January 2007.

The Interest Rate Restriction Law (the “IRRL”) Article 1, paragraph 1 provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousands; 18% per annum for loans of ¥100 thousands or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. The difference in interest rates between the maximum rates of the CL and the IRRL is the so-called “gray-zone interest rate”.

Japanese GAAP
Consolidated Financial Statements
Although a part of our contractual loan interest rates exceed such prescribed rates, a payment of interest in excess of the prescribed rates is deemed to be valid so long as the excess interest is paid voluntarily and the moneylender has complied with the specific legal documentation and notification procedures (the “Deemed Interest Payment”). However, in the recent year, Supreme Court decisions regarding the Deemed Interest Payment were made on January 13, 2006 and January 19, 2006. The necessary requirements for the voluntariness of the Deemed Interest Payment were interpreted more exactingly than before, and only limited cases, which satisfy strict requirements, were allowed to receive Deemed Interest Payment within the gray-zone interest rate.

Accordingly, demand for repayment of interest in excess of the prescribed rate has increased in our industry, and, consequently, the Company has posted reserve for losses on excess interest repayments beginning from the year ended March 31, 2006.

As the possibility of abolition of the gray-zone interest rate, due to a lowering maximum lending rate, increases and possible tightening interpretation of necessary requirements for the Deemed Interest Payment, if the lowering of maximum lending rate is implemented, or if excess interest repayments to customers increase over our assumption, it could adversely affect our financial condition and results of operations.

•	Regulation concerning loan operations

Regarding loan operations, on September 1, 2003 and January 1, 2004, amendments to the MBRL were enacted which reinforced the moneylender’s registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the CL. In addition, on October 29, 2003, the Financial Services Agency revised its guidelines to constrain excessive lending. Furthermore, on May 1, 2005, aiming at more thorough user protection, the Financial Services Agency revised its guidelines to further strengthen the conception of “responsibility to explain” for moneylenders, especially explanations regarding the letter of attorney for the creation of a notary deed and guarantee matters. Moreover, on November 14, 2005, the guidelines were amended to clarify the duty of disclose customers’ transaction records and carry out thorough customer identification procedure, since the Supreme Court judged non-disclosure of transaction records a contravention of the principle of faith and trust on July 19, 2005.

Although the Company’s practices fully comply with the related regulations, changes in basic policies of the Financial Services Agency and any amendments to these laws and acts, depending on the content, could affect our business and results of operations.
ii)	The Special Measures Law Concerning the Claims Servicing Business (the “Servicer Law”)

The Servicer Law applies to the Company’s loan servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed under the Ministry of Justice pursuant to the Servicer Law, to perform loan servicing activities. The Servicer Law, in addition to setting forth the required authorization standards for the conduct of loan servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims and the obligation to return legal documents evidencing such debt. Although the Company’s practices fully comply with the law and related regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, if, in spite of our intention to expand into other business areas, approval to perform such operations is not granted, it could adversely affect our business strategies.

Japanese GAAP
Consolidated Financial Statements
Further, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the liquidity market for bad debts due to the trend towards economic recovery, have lead to increasingly severe competition. In response to these factors, we have revised pricing standards through classification of specific money claims into categories, and by improving the accuracy of due diligence, we have maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are rapid increases in purchase prices or falls in commission fees, our loan servicing business may have decreased profitability, which could significantly affect our business strategies and results of operations.

iii)	The Installment Sales Law

The Installment Sales Law applies to the Company’s installment sales business operated by NIS Lease Co., Ltd. Although the Company’s practices fully comply with the Installment Sales Law, any amendments to these laws and acts, depending on the contents, could affect our financial position and results of operations.

iv)	The Securities and Exchange Law

The Securities and Exchange Law, as well as regulations imposed by each securities exchange’s self-regulatory organization, apply to the Company’s securities business operated by NIS Securities Co., Ltd. Although the Company’s practices fully comply with these laws and related regulations, any amendments to these laws and related regulations, or any establishment of new laws and regulations beyond current expectations, depending on the contents, could affect our financial position and results of operations.

v)	Other related regulations
•	Law on Protection of Personal Information (the “LPPI”)

On April 1, 2005, the LPPI as well as guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. In order to comply with the requirements of the LPPI and other related statutes, the Company developed a control system and continuously inspects this system. However, events such as leakage of personal data due to various reasons may occur, and this could affect our business and results of operations.

•	Law on Customer Identification and Retention of Record on Transaction by Financial Institutions (the “LCI”)

The LCI was implemented on January 6, 2003. Under the LCI, a financial institution must identify its customers and keep a record of transactions, and a management system of customer account information is required to be facilitated. The Company’s business practice complies with the requirements of the LCI. Any amendment to the law, or any implementation of new laws and acts, which affects our business activities, could affect our business and results of operations.

•	Revised Civil Code

On April 1, 2005, the Revised Civil Code was enacted to provide for rationalization of the contents of a guaranty contract, especially revolving guaranty contracts, for which the guarantor normally assumes responsibility with respect to the loan. In response to the Revised Civil Code, the Company is performing necessary correspondence, such as verification of written contracts and operating procedures. However, any further amendment to the Code in the future, which results in the necessity for reconstruction of our operating management system, could adversely affect our operating activities.

Japanese GAAP
Consolidated Financial Statements
(b)	Regulations under U.S. law

In August 2002, we listed our shares on the New York Stock Exchange; therefore, we are required to comply with the regulations of U.S. laws as described below.

The U.S. Investment Company Act of 1940 was enacted to protect public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, may be deemed to be an investment company under the U.S. Investment Company Act of 1940. We do not believe that we are an investment company as defined under the U.S. Investment Company Act of 1940. However, if we were to be deemed an investment company, we would be prohibited from issuing our securities in the United States and may have to terminate U.S. listing or other sponsorships promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed the Sarbanes-Oxley Act (the “SOX”), designed to restore shareholder confidence in publicly traded securities following a series of highly publicized corporate scandals by providing greater transparency in corporate accounting and reporting. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subjected to the SOX, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure levels. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 shall be subject to severe penalties. Pursuant to the SOX 302, the chief executive officer and chief financial officer (the “management”) are required to certify in each annual report that the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, and that the financial statements and other financial information included in the report fairly present in all material respects the financial condition and results of operations of the company as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining necessary internal controls. Our chief executive officer and chief financial officer are making such certifications.

In addition, the Company is subject to SOX 404 starting from the fiscal year ending March 31, 2007, and as such we must fulfill the obligation to attach management assessment of internal controls to each annual report, based on SEC regulations established under SOX 404. In the event the management finds any problems with respect to internal controls over financial reporting, they must identify and evaluate materiality of the issue, and if it is a material weakness, the issue must be disclosed in the annual report. Also, if the managements submit any false reporting, they will be accused and face harsh criminal charges.

We are in the midst of strengthening our corporate governance structure in order to comply with SOX while obtaining a wide range of advisory opinions from inside and outside experts regarding the approaches to corporate governance and risk management, and examining them from different perspectives. We will continue to do our best to enhance our internal control structure in order to:
i)	ensure the reliability of our financial statements,

ii)	ensure our management and corporate business activities comply with related regulations, and

iii)	improve the effectiveness and efficiency of our management and corporate business activities.
However, intentional or unintentional failure of the management to comply with SOX and with respect to certifications regarding our financial reporting could subject the certifying management to severe legal sanctions, therefore tarnishing our credibility and adversely affecting our stock price and our business activities.

Moreover, any amendments to SOX that will reinforce regulations that we must comply with, could adversely affect our business operations.

Japanese GAAP
Consolidated Financial Statements
(c)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors

In recent years, the number of legal means and deregulatory measures with which retail borrowers can seek protection from creditors has increased. On February 17, 2000, Japan’s Special Conciliation Law was enforced, and under the law, a borrower in financial difficulty may, under the supervision of a conciliation committee, negotiate with some or all of his or her lenders to reschedule or revise payment obligations. The borrower may also petition a court to order suspension of enforcement procedures against the borrower’s assets during the negotiation procedures, with fewer requirements needed, compared to the former civil conciliation procedures. On April 2001, with the purpose of attaining a simplified and prompt economical recovery of an individual, an amendment of the Civil Rehabilitation Law was enacted. The law provides several relatively convenient alternative procedures for restructuring loan repayments with the court’s approval by individual borrowers in financial difficulty, without declaring personal bankruptcy under the Bankruptcy Law.

The growing variety of legal means and deregulatory measures, as well as high levels of unemployment rate and stagnation in worker wages, have caused an increase in the number of customers seeking protection from creditors by taking advantage of these legal means.

In addition, an Amendment to the Bankruptcy Law was enacted on January 1, 2005 to simplify the procedure for, and improve the debtors’ and debtors’ estate’s protection under, personal bankruptcy. Under this amendment, a debtor can take advantage of a unified discharge procedure and a larger scope of bankruptcy estates to be retained by such insolvent debtor.

Also, this amendment may discourage borrowers who would otherwise make an effort to repay the entirety of their loans from doing so because of the relative ease of restructuring their loan payments. While we are generally able to collect a small portion of payments owed to us pursuant to the Special Conciliation Law or Civil Rehabilitation Law, we generally recover almost nothing under personal bankruptcy proceedings.

Furthermore, the accessibility of lawyers and judicial scriveners who advise retail borrowers in financial difficulties has increased due to various deregulatory measures, including regulations concerning advertisement by lawyers, which have enabled advertisements by lawyers since October 2000, and the amendment of the Judicial Scriveners Law on April 1, 2003, which partly enables proceedings of reconciliation and civil conciliation by judicial scriveners in the Summary Court.

At present, it is not possible to anticipate the effects of enforcement or deregulation of these laws and regulations to our business. However, if this trend continues, the number of our customers seeking legal protection from enforcement of terms of payment and adjournment of payment may increase, and as a result, if the number of delinquent loans increase, our provisions for loan losses may increase and this could adversely affect our financial position and results of operations.
III.	Business Risk
(a)	Funding and market interest rate

In our business operations, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from capital market such as through issuances of bonds.

Japanese GAAP
Consolidated Financial Statements
Moreover, although contractual borrowing interest rates are subjected to fluctuation due to market environment and other factors, the contractual lending interest rate in our loan business is restricted to 29.2% as stipulated by the CL. Therefore, in order to minimize our interest fluctuation risk, we are promoting financing with a fixed interest rate for borrowings from financial institutions and issuance of corporate bonds.

We believe that we do not have any difficulties in our access to funds required at present. However, a number of other factors largely beyond our control do exist, such as severe disruptions of the financial markets and change in the lending stance towards us due to group reorganization of financial institutions and other reasons, as well as negative views about the prospects for the finance industry generally and downgrades of Japan’s sovereign debt ratings. Any impact from these factors which worsen our capital procurement environment significantly beyond our expectations could increase our interest expenses and prevent us from obtaining sufficient funds from lenders or capital markets, thereby adversely affecting our financial position and results of operations.

(b)	Reliability of our information or technological system and networks

We increasingly rely on internal and external information and technological systems and networks to generate new business, provide services to customers and manage our operations. In addition, we outsource hardware and software in order to manage operating transaction and accounting data, confidential customer information and other back-office operations.

Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.

(c)	Influence on important decisions by president and his family

Kunihiko Sakioka, the president of NISSIN, and his family members can exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of our company, corporate restructuring, investment in businesses or assets, or change of the terms of future financing, all of which could affect our business and affairs.

The interests of these shareholders in these and other matters may differ from those of our public shareholders.

(d)	Operating assets portfolio

In respond to the diversified needs of small and medium-sized businesses and consumers, as well as to maximize our corporate value, we are promoting the expansion of our operating assets in integrated financial services. As of March 31, 2006, operating assets amounted to ¥264,524 million, of which 88.6% was attributable to integrated financial services.

With respect to the operating assets in the integrated financial services, 95.7% of which consists of loans receivable, therefore we aimed at the accumulation of prime assets with lower charge-off risks through acquisition of prime customers through the promotion of our alliance strategy. However, deterioration in the quality of our operating assets due to aggravation of financial condition of small to medium-sized enterprises caused by rapid changes in economic environment, consumers’ moral hazard regarding borrowings, and other various factors could adversely affect our financial position and results of operations.

Japanese GAAP
Consolidated Financial Statements
(e)	Risk concerning investment

We are conducting capital tie-ups with various companies which have synergistic effects in integrated financial services, for the purpose of network expansion with these companies. However, in the future, if their stock prices decline significantly, or the financial condition of our investments worsen due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our shareholders’ equity ratio could decline due to fluctuation in unrealized profits in investment securities, which therefore could adversely affect our financial position and results of operations.

(f)	Strategic alliance and joint ventures to acquire new customers

We are changing from the “Nissin brand” to the “NIS group brand” in order to maintain continuous growth amidst extremely keen competition, by improving the synergy of our group, while cultivating investments and alliances partners and our tie-up strategy, known as the “Financial Version of an OEM” strategy. We aimed at establishment of a customer base by promoting strategic alliances and joint ventures by fully utilizing our “sales and marketing expertise” and “credit management know-how and expertise” cultivated by the Company. Although we aim to establish solid profit base for our group through this tie-up strategy, we may not be able to successfully grow new ventures or strategic alliances, or, due to certain reasons, maintain alliances with third parties. This could adversely affect our business strategies and results of operations.

Japanese GAAP
Consolidated Financial Statements
4.	CONSOLIDATED FINANCIAL STATEMENTS

1)	Consolidated Balance Sheets

	March 31,
	2005		2006		Change
		Percentage		Percentage
		of Total		of Total
	Amount	Assets	Amount	Assets	Amount

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥25,820		¥22,788		¥(3,032)
Notes and loans receivable (Notes 1,2,5,7 and 8)	145,307		224,240		78,932
Purchased loans receivable (Note 1)	14,862		24,038		9,175
Deferred tax assets	998		1,973		975
Other (Note 1)	10,178		31,142		20,963
Allowance for loan losses	(8,322)		(9,572)		(1,249)

Total Current Assets	188,845	83.5	294,611	84.0	105,765

Fixed Assets:
Tangible fixed assets
Buildings and structures	1,132		1,499
Accumulated depreciation	611		864

	520		634		113

Equipments	385		539
Accumulated depreciation	225		319

	160		219		59

Assets held for leases	2,551		5,149
Accumulated depreciation	420		1,151

	2,131		3,997		1,866

Land	356		825		469

Total tangible fixed assets	3,168	1.4	5,677	1.6	2,508

Intangible fixed assets	2,618	1.1	2,458	0.7	(160)

Investments and other assets
Investment securities (Notes 3 and 9)	24,235		34,501		10,266
Bankrupt and delinquent loans receivable (Note 7)	3,932		4,611		678
Deferred tax assets	0		112		111
Other (Note 3)	6,655		12,755		6,100
Allowance for loan losses	(3,170)		(3,866)		(695)

Total investments and other assets	31,653	14.0	48,114	13.7	16,460

Total Fixed Assets	37,441	16.5	56,250	16.0	18,808

Total Assets	¥226,287	100.0	¥350,861	100.0	¥124,574

(Continued)

Japanese GAAP
Consolidated Financial Statements

	March 31,
	2005		2006		Change
		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,
		Minority Interests		Minority Interests
		and Shareholders'		and Shareholders'
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
(Continued)
LIABILITIES:
Current Liabilities:
Accounts payable	¥411		¥345		¥(66)
Short-term borrowings (Notes 1 and 8)	9,016		25,782		16,766
Current portion of long-term borrowings (Notes 1 and 8)	53,835		58,384		4,549
Current portion of bonds	5,060		1,860		(3,200)
Current portion of convertible bonds	—		822		822
Commercial paper	3,500		30,000		26,500
Accrued income taxes	716		6,088		5,372
Accrued bonuses	677		751		73
Accrued retirement benefits — employees	—		265		265
Reserve for guarantee losses	370		629		258
Reserve for losses on excess interest repayments	—		590		590
Other (Notes 5 and 9)	2,464		9,815		7,350

Total Current Liabilities	76,053	33.6	135,335	38.6	59,281

Long-term Liabilities:
Bonds	9,650		26,290		16,640
Convertible bonds	8,942		—		(8,942)
Long-term borrowings (Notes 1 and 8)	52,683		81,873		29,190
Asset backed securities (Note 1)	6,672		21,669		14,997
Deferred tax liabilities	4,798		2,855		(1,943)
Accrued retirement benefits — directors and statutory auditors	330		381		51
Other	144		154		10

Total Long-term Liabilities	83,221	36.8	133,225	38.0	50,003

Statutory Reserve:
Reserve for securities transactions	68		68		—

Total Statutory Reserve	68	0.0	68	0.0	—

Total Liabilities	159,344	70.4	268,629	76.6	109,285

MINORITY INTERESTS:
Minority interests	1,150	0.5	2,407	0.6	1,257

SHAREHOLDERS’ EQUITY:
Common stock	7,779	3.4	11,848	3.4	4,069
Additional paid-in capital	10,465	4.6	15,519	4.4	5,054
Retained earnings	42,659	18.9	49,040	14.0	6,381
Unrealized gains on investment securities	7,935	3.5	5,097	1.5	(2,837)
Foreign currency translation adjustments	(8)	(0.0)	150	0.0	159
Treasury stock (Note 6)	(3,037)	(1.3)	(1,833)	(0.5)	1,204

Total Shareholders’ Equity	65,793	29.1	79,824	22.8	14,031

Total Liabilities, Minority Interests and Shareholders’ Equity	¥226,287	100.0	¥350,861	100.0	¥124,574

Japanese GAAP
Consolidated Financial Statements
2)	Consolidated Statements of Income

	Year Ended March 31,
	2005		2006		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥29,250		¥28,846
Revenue from purchased loans	10,095		11,921
Other financial income	0		13
Other operating income	6,522		20,209

Total operating revenues	45,867	100.0	60,991	100.0	15,124	33.0
Operating Expenses:
Financial costs	2,733		2,424
Costs of purchased loans collected	6,850		6,962
Other operating expenses (Note 1)	27,664		38,820

Total operating expenses	37,248	81.2	48,207	79.0	10,958	29.4

Operating Income	8,619	18.8	12,784	21.0	4,165	48.3

Other Income:
Interest income from securities	1		1
Interest and dividends	27		107
Guarantee fees received (other)	34		20
Dividends from insurance	2		—
Income from investment funds	—		699
Fees received in connection with sales of loans receivable	392		—
Fees received from stock loaned	74		89
Other	85		85

Total other income	617	1.3	1,005	1.6	387	62.8
Other Expenses:
Interest expense on borrowings (other)	144		411
Stock issuance costs	118		115
Bond issuance costs	54		92
Securitization facility	—		54
Equity losses in affiliates, net	92		60
Penalty for cancellation of real estate lease contracts	69		—
Syndicated loan borrowing costs	140		62
Other	23		206

Total other expenses	644	1.4	1,004	1.6	359	55.9

Ordinary Income	8,592	18.7	12,785	21.0	4,192	48.8

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Year Ended March 31,
	2005		2006		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of fixed assets	—		1
Gains on sales of investment securities	972		4,170
Gains on change of equity interest, net	1,341		—
Reversal of allowance for loan losses	3,327		—
Other	0		—

Total special gains	5,641	12.3	4,171	6.8	(1,469)	(26.1)
Special Losses:
Losses on sales of fixed assets	—		2
Losses on disposal of fixed assets (Note 2)	109		15
Losses on sales of investment securities	9		2
Impairment of investment securities	35		337
Losses on devaluation of investment securities	1,542		—
Losses on change of equity interest, net	—		43
Losses on transfer of offices	—		45
Losses on cancellation of lease contracts	346		—
Amortization of consolidation account adjustments	599		—
Amortization of equity-method account adjustments	201		—
Losses on sales of accounts receivable	—		189
Other	25		9

Total special losses	2,870	6.3	645	1.1	(2,225)	(77.5)

Income Before Income Taxes and Minority Interests	11,363	24.7	16,311	26.7	4,948	43.5

Income Taxes:
Current	3,219		7,674
Deferred	1,431		(992)

Total income taxes	4,651	10.1	6,682	10.9	2,030	43.7
Minority Interests	185	0.4	596	1.0	410	220.6

Net Income	¥6,525	14.2	¥9,033	14.8	¥2,507	38.4

Japanese GAAP
Consolidated Financial Statements
3)	Consolidated Statements of Retained Earnings

	Year Ended March 31,
	2005	2006	Change
	Amount	Amount	Amount

	(in millions)
ADDITIONAL PAID-IN CAPITAL:
Additional Paid-in Capital at Beginning of Year	¥9,691	¥10,465	774
Increase of additional paid-in capital:
Exercise of stock warrants and convertible bonds	556	4,050	3,494
Gains on sales of treasury stock	218	1,004	786

Total	774	5,054	4,280

Additional Paid-in Capital at End of Year	10,465	15,519	5,054

RETAINED EARNINGS:
Retained Earnings at Beginning of Year	37,503	42,659	5,155

Increase of retained earnings:
Net income	6,525	9,033	2,507

Total	6,525	9,033	2,507

Decrease of retained earnings:
Cash dividends	1,299	2,571	1,271
Directors’ and statutory auditors’ bonuses	70	80	9

Total	1,370	2,651	1,281

Retained Earnings at End of Year	¥42,659	¥49,040	¥6,381

Japanese GAAP
Consolidated Financial Statements
4)	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2005	2006	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Operating Activities
Income before income taxes	¥11,363	¥16,311	¥4,948
Depreciation and amortization	664	1,417	752
Amortization of consolidation account adjustments	599	(26)	(626)
Amortization of equity-method account adjustments	201	—	(201)
Provision for loan losses	(2,755)	1,615	4,370
Provision for losses on excess interest repayments	—	590	590
Provision for retirement benefits — employees	—	4	4
Provision for retirement benefits — directors and statutory auditors	(3)	—	3
Accrued bonuses	58	57	(1)
Interest income on deposits and dividends	(28)	(113)	(85)
Interest expenses	2,877	2,836	(41)
Gains on sales of fixed assets	—	(1)	(1)
Losses on sales of fixed assets	—	2	2
Losses on disposal of fixed assets	95	15	(80)
Gains on sales of investment securities	(972)	(4,170)	(3,198)
Losses on sales of investment securities	9	2	(7)
Impairment of investment securities	35	337	302
Losses on devaluation of investment securities	1,542	—	(1,542)
Charge-offs of loans receivable	8,768	10,787	2,019
(Gains) losses on change of equity interest, net	(1,341)	43	1,385
Interest receivable	229	(166)	(396)
Advanced interest received	(9)	68	78
Directors’ and statutory auditors’ bonuses	(72)	(83)	(11)
Other	(2,140)	(17,269)	(15,129)

Sub-total	19,123	12,257	(6,866)	(35.9)
Interest on deposits and dividends received	28	113	85
Interest paid	(2,956)	(2,750)	206
Income taxes paid	(5,266)	(2,301)	2,964

Sub-total	10,928	7,318	(3,610)	(33.0)
Loan originations	(118,812)	(206,946)	(88,133)
Collections of loans receivable	107,110	124,052	16,941
Proceeds from sales of loans receivable	32,696	—	(32,696)
Loans purchased	(16,896)	(17,853)	(957)
Collections of purchased loans	6,708	6,955	246
Proceeds from sales of purchased loans	—	711	711
Purchases of assets held for leases	(2,466)	(2,973)	(506)
Installment loans, net	(3,065)	(1,146)	1,919

Net cash provided by (used in) operating activities	16,202	(89,882)	(106,085)	(654.8)

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Year Ended March 31,
	2005	2006	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
(Continued)
Investing Activities
Deposits of restricted cash in banks, net	(408)	—	408
Time deposits	(25)	(0)	25
Proceeds from withdrawal of time deposits	—	5	5
Purchases of tangible fixed assets	(84)	(183)	(98)
Proceeds from sales of tangible fixed assets	—	5	5
Purchases of intangible fixed assets	(1,474)	(216)	1,258
Purchases of investment securities	(9,003)	(16,253)	(7,249)
Proceeds from sales of investment securities	1,844	5,540	3,695
Net decrease in cash from acquisition of new subsidiaries	(763)	(554)	209
Payments for capital contributions	(4,559)	(5,808)	(1,249)
Other	(1,350)	321	1,671

Net cash used in investing activities	(15,825)	(17,144)	(1,318)	(8.3)

Financing Activities
Deposits of restricted cash in banks	—	(1,662)	(1,662)
Proceeds from withdrawal of restricted cash in banks	—	418	418
Proceeds from short-term borrowings	20,400	95,088	74,688
Repayments of short-term borrowings	(13,483)	(79,843)	(66,360)
Proceeds from commercial paper	15,100	65,900	50,800
Repayments of commercial paper	(14,800)	(39,400)	(24,600)
Proceeds from long-term borrowings	70,085	95,605	25,519
Repayments of long-term borrowings	(61,907)	(66,362)	(4,454)
Proceeds from bonds	8,445	18,407	9,961
Payments for redemption of bonds	(21,560)	(5,060)	16,500
Increase of asset backed securities	5,294	19,912	14,617
Decrease of asset backed securities	(5,087)	(5,002)	84
Cash collateral from share lending agreement	—	11,800	11,800
Redemption of cash collateral from share lending agreement	—	(7,300)	(7,300)
Increase of restricted deposits	(922)	(402)	519
Decrease of restricted deposits	965	293	(672)
Proceeds from exercise of stock warrant	42	—	(42)
Proceeds from issuance of new shares by subsidiaries	2,132	57	(2,074)
Dividends paid	(1,298)	(2,566)	(1,268)
Dividends paid to minority interests	—	(99)	(99)
Purchases of treasury stock	(1)	(2)	(1)
Proceeds from sales of treasury stock	909	2,211	1,301
Other	450	583	132

Net cash provided by financing activities	4,765	102,574	97,808	—

Effect of exchange rate changes on cash and cash equivalents	(8)	181	190	—
Net increase (decrease) in cash and cash equivalents	5,142	(4,271)	(9,413)	(183.1)
Cash and cash equivalents at beginning of year	20,243	25,376	5,133	25.4

Cash and cash equivalents at end of year	¥25,376	¥21,105	¥(4,271)	(16.8)

Japanese GAAP
Consolidated Financial Statements
5)	Significant Items Relating to the Preparation of Consolidated Financial Statements
(1)	Scope of Consolidation
All subsidiaries are consolidated.

1.	Number of consolidated subsidiaries:	20 companies

2.	Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd. , Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., and other 10 companies

3.	Woodnote Corporation and other 4 companies were newly established and became consolidated subsidiaries during the year ended March 31, 2006. Aprek Co., Ltd. and other 3 companies also became consolidated subsidiaries through acquisition of shares during the year ended March 31, 2006.

4.	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. changed its business name to Nissin Leasing (China) Co., Ltd. on March 13, 2006.
(2)	Application of the Equity Method

1.	Number of equity-method affiliates:	10 companies

2.	Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., and other 4 companies

3.	Nippon Real Estate Rating Services Co., Ltd. and other 2 companies became equity-method affiliates through newly establishment or acquisition of shares during the year ended March 31, 2006.

4.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and another company. In addition, the Company’s consolidated financial statements are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. Also, the Company’s consolidated financial statements are prepared by using CN Two Co., Ltd. and another company’s adjusted financial statements as of February 28, 2006.
(3)	Balance Sheet Date of Consolidated Subsidiaries
The balance sheet date of consolidated subsidiaries which are different from the date of the Company’s consolidate balance sheet date are as follows:

Company Name	Balance Sheet Date

Nissin Leasing (China) Co., Ltd.	December 31
Other 4 Companies	December 31

The Company’s consolidated financial statements are prepared using above 5 companies’ financial statements as of and for the year ended December 31, 2006, and only significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

Japanese GAAP
Consolidated Financial Statements
(4)	Significant Accounting Policies

1.	Valuation and Computation of Assets
i.	Investment securities

Other securities:
Marketable securities
Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company evaluates based on the Comapny's interest in asset value.
ii.	Derivatives
Market value method
2.	Depreciation and Amortization of Fixed Assets
i.	Tangible fixed assets
Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of asset held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.
ii.	Intangible fixed assets
Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.
iii.	Long-term prepaid expenses
Long-term prepaid expenses are amortized using the straight-line method.
3.	Allowance for Loan Losses and Accrued Expenses
i.	Allowance for loan losses
The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Japanese GAAP
Consolidated Financial Statements
ii.	Accrued bonuses
Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.
iii.	Accrued retirement benefits — employees
Accrued retirement benefits for employees of a certain subsidiary are provided at the amount based on expected retirement obligation. In addition, actuarial difference is amortized, starting from the following year of occurrence, using the straight-line method over certain periods (10 years) which are shorter than the average remaining years of service of the eligible employees.
iv.	Reserve for guarantee losses
The reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of March 31, 2006.
v.	Reserve for losses on excess interest repayments
Reserve for losses on excess interest repayments are provided, in order to prepare for refund claims of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at the amount based on reasonable estimation with taking into account the past experiences and the current conditions.
vi.	Accrued retirement benefits — directors and statutory auditors
Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.
vii.	Reserves for securities transactions
The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.
4.	Foreign currency translations

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the year. Translation adjustments are presented as a separate component of shareholders’ equity and minority interests.

5.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Japanese GAAP
Consolidated Financial Statements
6.	Hedging Activities
i.	Accounting for hedging activities
Deferred hedge accounting has been adopted.
ii.	Hedge instruments and hedge items
•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates
iii.	Hedging policy
The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.
iv.	Evaluation of hedge effectiveness
The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.
7.	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
i.	Interest income from notes and loans receivable
Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
ii.	Revenue from purchased loans and costs of purchased loans collected
Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs, and for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.
iii.	Accounting treatment of consumption taxes
Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

Japanese GAAP
Consolidated Financial Statements
(5)	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

(6)	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are fully amortized immediately as incurred.

(7)	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

(8)	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in Consolidated Statements of Cash Flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.
6)	Changes in Accounting Policies

(Revenue from Purchased Loans and Costs of Purchased Loans Collected)

The tender collected by other financial institutions on behalf of the Company was recorded as “Revenue from purchased loans” included in “Operating revenues”, and the cost related to the tender was recorded as “Costs of purchased loans collected” included in “Operating expenses”. However, as the tender collected by other financial institutions on behalf of the Company has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans” included in “Operating revenues” with “Cost of purchased loans collected” included in “Operating expenses” beginning from the year ended March 31, 2006.

We have made this change in order to eliminate the instability of the substitute tender collection from periodic profits and losses, and reflect the results of the Company’s direct operating activities. Consequently, it results in presenting a more accurate picture of the Company’s actual business condition in the consolidated statement of income.

As a result of this change in accounting policy, compared with the previous method, the amount of “Revenue from purchased loans” included in “Operating revenues” and “Costs of purchased loans collected” included in “Operating expenses” for the year ended March 31, 2006 each decreased by ¥881 million, respectively.

The impact of this change in accounting policies to the Company’s segment information is indicated in “(10) Segment Information”.

Japanese GAAP
Consolidated Financial Statements
7)	Changes in Presentation

(Consolidated Statements of Income)

“Penalty for cancellation of real estate lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Other Expenses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2006 was ¥0 million.

In addition, “Losses on cancellation of lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Special Losses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Special Losses”. The amount of “Losses on cancellation of lease contracts” for the year ended march 31, 2006 was ¥9 million.

8)	Additional Information

(Consolidated Balance Sheets)

As we suppose that reserve for losses on excess interest repayments becomes a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, the Company has provided reserve for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes and Minority Interests” decreased by ¥590 million.

In addition, the Company changed the presentation of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥387 million; however, there are no impacts on “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes and Minority Interests”.

The impact of this change to the Company’s segment information is indicated in “(10) Segment Information”.

(Consolidated Statements of Cash Flows)

Deposits, which are restricted in respect with withdrawal under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities”. However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities”, instead of in “Cash flows from investing activities”, beginning from the year ended March 31, 2006.

As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the year ended March 31, 2006 increased by ¥1,244 million, and “Cash flows from financing activities” for the year ended March 31, 2006 decreased by the same amount.

Japanese GAAP
Consolidated Financial Statements
9)	Notes to Consolidated Financial Statements

Consolidated Balance Sheets
Note 1.	Assets pledged for short and long-term borrowings as collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Cash and deposits	¥418	¥1,662
Notes and loans receivable	18,586	15,509
Purchased loans receivable	455	380
Other current assets	—	6,541

Total	¥19,460	¥24,094

Corresponding borrowings secured by the above collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Short-term borrowings	¥2,500	¥1,276
Current portion of long-term borrowings	7,301	10,183
Long-term borrowings	9,727	8,021

Total	¥19,528	¥19,481

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, the corresponding long-term borrowings and its current portion as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Notes and loans receivable	¥1,827	¥355
Long-term borrowings	2,097	405
of which current portion	1,692	385

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable” and the related long-term liability recorded as “Asset backed securities” at March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Notes and loans receivable	¥9,216	¥30,907
Asset backed securities	6,672	21,669

Japanese GAAP
Consolidated Financial Statements
Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2005 and 2006 were ¥2,827 million and ¥2,994 million, respectively.

Note 3.	Investments in affiliates as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Investment securities	¥300	¥394
Investments and other assets	65	326

Note 4.	Commitments and contingencies

	March 31,
	2005	2006

	(in millions)
Guarantees for loans outstanding of alliance companies	¥7,330	¥12,220
Guarantees for borrowings of non-consolidated companies:
Shinsei Business Finance Co., Ltd.	3,645	—
Chuo Mitsui Finance Service Co., Ltd.	150	1,920

Note 5.	Rediscounted notes as of March 31, 2005 and 2006 were ¥83 million and ¥128 million, respectively.

Note 6.	The number of issued shares of NISSIN’s common stock and treasury stock held by the Company as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(thousand shares)
Issued shares	544,668	1,406,470
of which treasury stock	27,687	40,051

Note 7.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2005 and 2006 are classified as follows:

	March 31,
	2005	2006

	(in millions)
(1) Bankrupt loans receivable	¥860	¥1,087
(2) Delinquent loans receivable	3,072	3,523
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	13,874	14,410

Total	¥17,807	¥19,021

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

Japanese GAAP
Consolidated Financial Statements

(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Note 8.	(1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2006 are as follows:

March 31,
2006

(in millions)
Total overdraft facilities/loan commitment limits and syndicated loan credit line	¥21,737
Outstanding borrowings within the limits	(15,810)

Unused balance	¥5,927

(2)	In providing its core business, the integrated financial services, NISSIN contracts credit line agreements with customers of certain services, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Total amount of credit line agreements	¥70,727	¥85,997
Loans outstanding under credit line agreements	(23,736)	(28,319)

Total unfunded credit lines	46,990	57,678
of which unfunded credit lines without loans outstanding	40,804	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Note 9.	“Investment Securities” includes securities in the amount of ¥5,944 million loaned under share lending agreement and “Other” of “Current Liabilities” includes the amount of ¥4,500 million received as collateral.

Japanese GAAP
Consolidated Financial Statements
Consolidated Statements of Income
Note 1.	Significant components of other operating expenses for the years ended March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Other operating expenses:
Cost of leases and installment loans	¥1,599	¥3,722
Cost of real estate sold in loan servicing business	—	2,953
Cost of real estate sold	—	2,504
Other costs	1,023	689
Advertising expenses	332	628
Loan losses	137	252
Repayments of excess interest	—	387
Provision for loan losses	9,106	9,717
Provision for guarantee losses	370	629
Reserve for losses on excess interest repayments	—	590
Depreciation and amortization	212	586
Salaries for directors and statutory auditors	289	391
Salaries for employees	5,091	5,774
Bonuses	489	476
Provision for bonuses	677	712
Taxes and duties	710	624
Lease and rental expenses	2,080	1,948
Commission fees	862	1,044

Note 2.	Details of losses on disposal of fixed assets for the years ended March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Losses on disposal of fixed assets:
Buildings and structures	¥27	¥9
Equipments	13	2
Vehicles	—	0
Intangible fixed assets	68	4

Total	¥109	¥15

Japanese GAAP
Consolidated Financial Statements
Consolidated Statements of Cash Flows
Note 1.	Cash and cash equivalents as of March 31, 2005 and 2006 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	March 31,
	2005	2006

	(in millions)
Cash and deposits	¥25,820	¥22,788
Time deposit with maturities over 3 months	(25)	(20)
Restricted cash in banks pledged as collateral	(418)	(1,662)

Cash and cash equivalents	¥25,376	¥21,105

Note 2.	Significant components of assets and liabilities of Yamagen Securities Co., Ltd., which have been acquired and became a consolidated subsidiaries during the year ended March 31, 2005, are as follows:

As of December 31, 2004

(in millions)
Current assets	¥3,132
Consolidation account adjustments	599
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	—
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥(763)

Significant components of assets and liabilities of Aprek Co., Ltd. and other 2 companies, which have been acquired and became a consolidated subsidiaries during the year ended March 31, 2006, are as follows:

As of December 31, 2005

(in millions)
Current assets	¥7,899
Fixed assets	883
Current liabilities	(4,213)
Consolidation account adjustments	(47)
Long-term liabilities	(2,400)
Minority interests	(656)

Acquisition costs	1,466
Cash and cash equivalents	(912)

Cash used for acquisition	¥(554)

Japanese GAAP
Consolidated Financial Statements
Significant Subsequent Events
(April 1, 2004 ~ March 31, 2005)
1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1)	Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2)	Type of shares subject to be issued:	Common stock
3)	Increase in the number of shares:	108,933,686 shares
4)	Stock split date:	May 20, 2005
5)	Dividend paid for the period from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥88.73	¥105.92
Net income per share:
Basic	10.22	10.56
Diluted	9.42	9.61

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Issue date of stock option:	April 21, 2005
(2)	Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3)	Issue price of the stock options;	Free of charge
(4)	Type of shares:	Common stock
(5)	Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6)	Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts, employees and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7)	Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8)	Exercise period:	From May 1, 2005 to April 30, 2008

Japanese GAAP
Consolidated Financial Statements
3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	1,406,470,644 shares
4) Stock split date:	April 1, 2006
5) Dividend paid for the period from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥26.48	¥29.18
Net income per share:
Basic	2.64	3.46
Diluted	2.40	3.25

Japanese GAAP
Consolidated Financial Statements
10)	Segment Information

The segment information for the years ended March 31, 2005 and 2006 is as follows:
1.	Business Segment Information

Business segment information for the year ended March 31, 2005 is as follows:

		Year Ended March 31, 2005
		Integrated
		Financial	Loan	Other
		Services	Servicing	Businesses	Total	Eliminations	Consolidated

		(in millions)
I.	Operating revenues and operating income
	Operating revenues:
	(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
	(2) Operating revenues from inter-segment sales or transfers	103	32	82	217	(217)	—

	Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
	Operating expenses	27,552	9,775	287	37,615	(367)	37,248

	Operating income (losses)	6,594	1,926	(51)	8,470	149	8,619

II.	Assets, depreciation and amortization, and capital expenditures
	Assets	221,374	21,625	3,723	246,723	(20,436)	226,287
	Depreciation and amortization	658	5	0	664	—	664
	Capital expenditures	3,990	30	5	4,026	—	4,026

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business

		(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims

		(3) Other businesses:	Real estate-related business Business owner support services Wholesale trading Agent for life or non-life insurance companies, and other

	3.	As discussed in Significant Items Relating to the Preparation of Consolidated Financial Statements, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred, beginning with the year ended March 31, 2005.

Consequently, compared with the case of the previous method, operating income from integrated financial services is overstated by ¥29 million, and assets would decrease by ¥730 million.

	4.	All operating expensed are apportionable.

Japanese GAAP
Consolidated Financial Statements
Business segment information for the year ended March 31, 2006 is as follows:

		Year Ended March 31, 2006
		Integrated
		Financial	Loan	Other
		Services	Servicing	Businesses	Total	Eliminations	Consolidated

		(in millions)
I.	Operating revenues and operating income
	Operating revenues:
	(1) Operating revenues from third parties	¥40,127	¥17,644	¥3,219	¥60,991	¥—	¥60,991
	(2) Operating revenues from inter-segment sales or transfers	155	97	225	478	(478)	—

	Total operating revenues	40,282	17,741	3,445	61,470	(478)	60,991
	Operating expenses	33,113	12,746	3,316	49,177	(970)	48,207

	Operating income	7,169	4,994	128	12,292	491	12,784

II.	Assets, depreciation and amortization, and capital expenditures
	Assets	312,415	40,903	15,603	368,922	(18,060)	350,861
	Depreciation and amortization	567	6	4	578	—	578
	Capital expenditures	337	12	51	400	—	400

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business

		(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims

		(3) Other businesses:	Real estate-related business Business owner support services Agent for life or non-life insurance companies, and other

	3.	As discussed in “Changes in Accounting Policies”, the Company has changed the method of recording the money collected from borrowers on behalf of the Company and its related costs to the method of offsetting “Revenue from purchased loans”, which was included in “Operating revenues”, with “Cost of purchased loans collected”, which was included in “Operating expenses”, beginning with the year ended March 31, 2006.

Consequently, compared with the case of the previous method, “Operating revenues from third parties” and “Operating expenses” from loan servicing are each understated by ¥881 million.

	4.	As discussed in “(8) Additional Information”, the Company has provided reserve for losses on excess interest repayments since the year ended March 31, 2006. As a result, compared with the previous method, “Operating expenses” increased by ¥590 million and “Operating income” decreased by the same amount in the Integrated Financial Services Segment.

In addition, the Company changed the presentation of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with above change. As a result, compared with the previous method, “Operating revenues from third parties” and “Operating expenses” increased by ¥387 million; however, there is no impact on “Operating income”.

	5.	All operating expenses are apportionable.

Japanese GAAP
Consolidated Financial Statements
2.	Geographical Segment Information

Geographical segment information is omitted for the years ended March 31, 2005 and 2006, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding year.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the years ended March 31, 2005 and 2006, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding year.

Japanese GAAP
Consolidated Financial Statements
11)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee
1.	Equivalents of acquisition costs, accumulated amortization and book value as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,342	¥2,229
Accumulated amortization equivalent	(1,051)	(1,257)

Book value equivalent	1,290	971
Software:
Acquisition costs equivalent	787	498
Accumulated amortization equivalent	(490)	(227)

Book value equivalent	296	271
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(2)	(3)

Book value equivalent	2	1

Total:
Acquisition costs equivalent	3,134	2,732
Accumulated amortization equivalent	(1,545)	(1,487)

Book value equivalent	¥1,589	¥1,244

2.	The amounts of outstanding future minimum lease payments as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥558	¥592
Due after one year	1,052	675

Total	¥1,610	¥1,267

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease payments	¥840	¥611
Amortization expense equivalent	803	585
Interest expense equivalent	41	27

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Japanese GAAP
Consolidated Financial Statements
(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.

Lessor

1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets included in “Assets held for leases” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Machinery:
Acquisition costs	¥295	¥397
Accumulated depreciation	(24)	(91)

Book value	271	306
Equipment:
Acquisition costs	1,705	2,849
Accumulated depreciation	(171)	(636)

Book value	1,534	2,213
Software:
Acquisition costs	291	461
Accumulated amortization	(31)	(102)

Book value	259	358
Other:
Acquisition costs	13	62
Accumulated amortization	(0)	(8)

Book value	12	53

Total:
Acquisition costs	2,305	3,770
Accumulated depreciation and amortization	(227)	(838)

Book value	¥2,078	¥2,931

2.	The amounts of outstanding future minimum lease payments to be received as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥397	¥712
Due after one year	1,768	2,388

Total	¥2,166	¥3,101

3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease revenue	¥341	¥901
Depreciation and amortization expense	238	636
Interest income equivalent	163	385

Japanese GAAP
Consolidated Financial Statements
4.	The method used to calculate interest income equivalent of leased assets is as follows:
•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.
12)	Related Party Transactions

(April 1, 2004 ~ March 31, 2005)
1.	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principle individual shareholders

Name/Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	13.2% directly owned	13.5% directly owned
Description of relationship
- interlocking director and/or statutory auditor:	2 directors	2 directors
Description of relationship
- business relationship:	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0(2)	Office and parking space leases: ¥1(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	1)	Consumption taxes are excluded from the amounts presented above.
	2)	Business terms and related decision-making policies:
		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.
2.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provision of financial services to businesses
The Company’s interest:	25.0%
Description of relationship — interlocking director and/or statutory auditor:	1 director

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31(2)	Commission received: ¥12(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥2	Other current assets: ¥0

Description of relationship — business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥315(2)
Account and balance at year-end (in millions):	Other current assets: ¥34

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥34(2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Japanese GAAP
Consolidated Financial Statements

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

		(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

		(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.
(April 1, 2005 ~ March 31, 2006)
3.	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principle individual shareholders

Name / Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥100	¥30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	13.2% directly owned	13.5% directly owned
Description of relationship — interlocking director	2 directors	2 directors
and/or statutory auditor:
Description of relationship — business relationship:	Office leases, non-life insurance transactions	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0(2)	Office and parking space leases: ¥1(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current liabilities: ¥0

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

Notes:	2)	Business terms and related decision-making policies:
		Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

4.	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥984
Description of business:	Provision of financial services to businesses
The Company’s interest:	25.0%
Description of relationship — interlocking director and/or statutory auditor:	2 directors

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥12(2)	Commission received: ¥3(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥0	Other current assets: ¥0

Description of relationship — business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥466(2)
Account and balance at year-end (in millions):	Other current assets: ¥36

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥8(2)
Account and balance at year-end (in millions):	—

Japanese GAAP
Consolidated Financial Statements

Attribution:	An affiliate
Entity name:	Chuo Mitsui Finance Service Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥500
Description of business:	Provision of financial services to businesses
The Company’s interest:	30.0%
Description of relationship — interlocking director and/or statutory auditor:	2 director

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥9(2)
Account and balance at year-end (in millions):	Other current liabilities: ¥1

Description of relationship — business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥25(2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥11(2)
Account and balance at year-end (in millions):	Other current assets: ¥1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

		(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

		(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies. As of March 31, 2006, the Company’s guarantee borrowings and guarantees for borrowing of other companies are as follows:

	Loan guarantee	Guarantees for
	transactions to	borrowings
	customers	from banks

	(in millions)
Shinsei Business Finance Co., Ltd.	¥2,941	¥ —
Chuo Mitsui Finance Service Co., Ltd.	566	1,920

Japanese GAAP
Consolidated Financial Statements
13)	Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Deferred tax assets:
Loan losses	¥15	¥24
Allowance for loan losses	649	792
Reserve for guarantee losses	141	240
Accrued local taxes	58	443
Accrued retirement benefits — directors and statutory auditors	133	154
Accrued bonuses	249	272
Reserve for losses on excess interest repayments	—	238
Impairment of fixed assets	239	239
Other	114	309

Total deferred tax assets	1,601	2,716

Deferred tax liabilities:
Unrealized gains on investment securities	(5,401)	(3,486)

Total deferred tax liabilities	(5,401)	(3,486)

Net deferred tax liabilities	¥(3,799)	¥(769)

2.	The reconciliation of differences between the statutory tax rate and the effective income tax rate for the years ended March 31, 2005 and 2006 is omitted as the total of these differences is less than 5% of statutory tax rate.

Japanese GAAP
Consolidated Financial Statements
14)	Investment Securities
1.	Marketable securities included in other securities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005			2006
	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Other securities:
Carrying value exceeding book value
Equity securities	¥5,109	¥18,464	¥13,354	¥12,217	¥20,555	¥8,338

Sub-total	5,109	18,464	13,354	12,217	20,555	8,338

Carrying value not exceeding book value
Equity securities	197	179	(17)	3,003	2,840	(162)
Other	—	—	—	4	4	(0)

Sub-total	197	179	(17)	3,007	2,844	(162)

Total	¥5,306	¥18,644	¥13,337	¥15,225	¥23,400	¥8,175

2.	Other securities sold during the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005			2006
	Sales Proceeds	Gain on Sales	Loss on Sales	Sales Proceeds	Gain on Sales	Loss on Sales

	(in millions)
Other securities:
Equity securities	¥ 1,844	¥ 972	¥ 9	¥ 5,540	¥ 4,170	¥ 2

3.	Non-marketable securities included in other securities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	Carrying Value	Carrying Value

	(in millions)
Other securities:
Non-marketable securities	¥ 2,713	¥ 4,705
Bonds	155	153
Other	2,422	5,847

Total	¥ 5,291	¥10,706

4.	Investment securities impaired for the years ended March 31, 2005 and 2006 are as follows:

Year Ended March 31,
	2005	2006
	Impairment Amount	Impairment Amount

(in millions)
Other securities	¥ 35	¥ 337
	(1,542)	(—)

Notes:	1)	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by more than 30% but less than 50%.

	2)	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses from intercompany transactions.

Japanese GAAP
Consolidated Financial Statements
15)	Derivative Transactions
1.	Details of derivatives

I.	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

II.	Derivative transactions policies

The Company does not enter into derivative contracts for trading or speculative purposes.

III.	The purpose of derivative transactions

In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

IV.	Details of risks on derivative transactions
i.	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.

However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

ii.	Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions, had they been closed.

The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate realization of any credit risk from its derivative transaction. In addition, there is no credit risk concentration as the Company diversifies its counter-parties.
V.	Risk management of derivative transactions
Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors. In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions. Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report to the monthly held Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that can cause the Company to suffer significant losses, a management system to execute prompt action is readily available. Significant transactions made by consolidated subsidiaries are verified by NISSIN.
2.	Market value of derivative transactions

The details for market value of derivative transaction are omitted as hedge accounting has been adopted for all derivative transactions.

Japanese GAAP
Consolidated Financial Statements
16)	Retirement Benefit

(April 1, 2004 ~ March 31, 2005)

None

(April 1, 2005 ~ March 31, 2006)
1.	Overview of retirement benefit plans

Defined contribution plan has been adopted in certain consolidated subsidiary. In addition, certain employees may be entitled to additional special retirement benefits, which are not included in the normal retirement benefits, based on actuarial calculation complying with Accounting for Retirement Benefits, at their retirements.

Moreover, the Company terminates its retirement benefits plan at the end of May 2006 due to the reform of its personnel system. With this termination, the Company plans lump-sum distribution of retirement benefits on termination of plans in June 2006.

2.	The components of funded status of the defined benefit plan are as follows:

As of March 31, 2006

(in millions)
Retirement benefit obligation:	¥ (274)
Plan assets at fair value	—
Accrued retirement benefits	265
Prepaid pension cost	—
Unrecognized net retirement benefit obligation at transition	—
Unrecognized prior service cost	—
Unrecognized actuarial difference	(9)

3.	The components of retirement benefit expenses are as follows:

As of March 31, 2006

(in millions)
Retirement benefit expenses	¥ 7
Service cost	6
Interest cost	1
Expected return on plan assets	—
Amortization of prior service cost	—
Amortization of actuarial difference	0
Amortization of net retirement benefit obligation at transition	—
Additional retirement benefit paid	—

4.	Assumption used in accounting for the retirement benefit obligation

Discount rate	2.0%
Expected rate of return on plan assets	—
Amortization method of prior service cost	Straight-line method
Amortization period of prior service cost	—
Amortization period of actuarial difference	10 years

Japanese GAAP
Consolidated Financial Statements
5.	OPERATING DATA

1)	Consolidated Operating Results
1.	Operating Revenues by Business Segment

	Year Ended March 31,
	2005		2006		Change
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Small business owner loans	¥11,069	24.2%	¥11,063	18.2%	¥(6)	(0.1)%
Business Timely loans	4,919	10.7	5,709	9.4	789	16.0
Secured loans	949	2.1	2,875	4.7	1,925	202.8
Notes receivable	45	0.1	85	0.1	40	88.4
Wide loans	10,280	22.4	8,376	13.7	(1,904)	(18.5)
Consumer loans	1,984	4.3	736	1.2	(1,247)	(62.9)

Total interest income from notes and loans receivable	29,250	63.8	28,846	47.3	(403)	(1.4)

Other financial income	0	0.0	13	0.0	13	—
Other operating income:
Loan origination fees	1,367	3.0	2,785	4.6	1,418	103.8
Recovery from loans previously charged off	711	1.5	896	1.5	184	26.0
Guarantee fees received	844	1.8	1,385	2.3	541	64.0
Revenue from leases and installment loans	1,657	3.6	4,450	7.3	2,793	168.5
Other	211	0.5	1,748	2.8	1,536	726.2

Total other operating income	4,792	10.4	11,267	18.5	6,474	135.1

Sub-total	34,043	74.2	40,127	65.8	6,084	17.8

Loan servicing
Revenue from purchased loans	10,095	22.0	11,921	19.6	1,826	18.0
Other operating income	1,575	3.4	5,722	9.4	4,147	263.2

Sub-total	11,670	25.4	17,644	29.0	5,973	51.2

Other businesses
Other operating income	154	0.4	3,219	5.2	3,065	—

Total	¥45,867	100%	¥60,991	100%	¥15,124	33.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “(10) Segment Information — 1 Business Segment Information”.

	2)	Consumption taxes are excluded from the amounts presented above.

Japanese GAAP
Consolidated Financial Statements
2.	Operating Assets by Business Segment

	March 31,
	2005		2006		Change
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Notes and loans receivable	¥145,307	86.8%	¥224,240	84.8%	¥78,932	54.3%
Assets held for leases and installment loans	5,756	3.4	8,636	3.3	2,879	50.0
Other	893	0.5	1,482	0.5	588	65.9

Sub-total	151,958	90.7	234,359	88.6	82,401	54.2
Loan servicing
Purchased loans receivable and real estate acquired for sale	15,531	9.3	30,165	11.4	14,634	94.2

Total	¥167,489	100.0%	¥264,524	100.0%	¥97,035	57.9%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represent the amounts of total installment loans less the amounts of unearned revenue from installment loans.

	2)	Other than those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	March 31,
	2005	2006	Change
	Amount	Amount	Amount	Percentage

	(in millions)
Guaranteed borrowings outstanding	¥7,701	¥12,850	¥5,148	66.9%

Note:	The amounts of guaranteed borrowings outstanding presented above are the amounts before deduction of reserves for guarantee losses.
3.	Loans Outstanding by Product

	March 31,
	2005			2006			Change
	Number of		Percentage	Number of		Percentage	Number of		Percentage
	Accounts	Amount	of Total	Accounts	Amount	of Total	Accounts	Amount	of Total

	(in millions except accounts and percentages)
Small business owner loan	23,486	¥56,958	39.2%	23,572	¥62,307	27.8%	86	¥5,348	9.4%
Business Timely loans	17,493	20,862	14.4	17,228	25,282	11.3	(265)	4,420	21.2
Secured loans	370	18,385	12.7	675	91,311	40.7	305	72,925	396.6
Notes receivable	91	145	0.1	2,523	2,298	1.0	2,432	2,153	—
Wide loans	30,362	46,128	31.7	26,830	40,045	17.9	(3,532)	(6,082)	(13.2)
Consumer loans	9,017	2,827	1.9	9,358	2,994	1.3	341	167	5.9

Total	80,819	¥145,307	100.0%	80,186	¥224,240	100.0%	(633)	¥78,932	54.3%

Japanese GAAP
Non-consolidated Financial Statements
(TRANSLATION)
May 8, 2006
Condensed Statements of Non-consolidated Financial Results
for the Year Ended March 31, 2006

Company Name:	NISSIN CO., LTD. (URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka, Representative Director & Executive Officer

Inquiries:	Hitoshi Higaki, Senior Managing Director & Executive Officer (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	May 8, 2006

Application of GAAP:	Japanese GAAP

Half-Year Dividend:	Yes

Scheduled Date of Annual Shareholders’ Meeting:	June 24, 2006

Date of Year-end Dividend Payment:	From June 27, 2006

Trade Unit:	One Unit is Constituted of 100 Shares

Japanese GAAP
Non-consolidated Financial Statements

6.	SUMMARY OF THE NON-CONSOLIDATED FINANCIAL RESULTS

1.	Non-consolidated Financial Results for the Year Ended March 31, 2006
1)	Non-consolidated Operating Results

	Year Ended March 31,
	2005		2006
	Amount	Percentage(4)	Amount	Percentage(4)

	(in millions except percentages)
Operating revenues	¥32,370	(20.7)%	¥34,152	5.5%
Operating income	7,546	(29.3)	7,056	(6.5)
Ordinary income	7,989	(24.6)	8,109	1.5
Net income	6,279	14.5	6,944	10.6

	Year Ended March 31,
	2005	2006

	(in yen except percentages)
Net income per share:
Basic	¥12.21	¥5.32
Diluted	11.20	5.02
Return on equity (%)	10.6%	9.9%
Ratio of ordinary income to total assets (%)	3.9	3.2
Ratio of ordinary income to operating revenues (%)	24.7	23.7

Notes:	1.	The average numbers of outstanding shares were 508,678,311 shares for the year ended March 31, 2005 and 1,292,467,492 shares for the year ended March 31, 2006.
	2.	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.
	3.	Changes in accounting policy: None
	4.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures from the previous year.
2)	Dividends

	Year Ended March 31,
	2005	2006

Dividends per share (in yen):	¥3.875	¥2.10
Half-year dividend	1.375	1.00
Year-end dividend	2.50	1.10
Total year dividends payment (in millions)	1,992	2,781
Dividend payout ratio (%)	31.7%	39.5%
Ratio of dividend to shareholders’ equity (%)	3.1	3.7

Note:	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.
3)	Non-consolidated Financial Position

	March 31,
	2005	2006

	(in millions except percentages and per share data)
Total assets	¥206,782	¥300,715
Shareholders’ equity	64,861	74,752
Shareholders’ equity ratio (%)	31.4%	24.9%
Shareholders’ equity per share (in yen)	125.32	54.65

Notes:	1.	There were 516,981,278 outstanding shares as of March 31, 2005 and 1,366,419,607 outstanding shares as of March 31, 2006.
	2.	The numbers of shares of treasury stock were 27,687,153 shares and 40,051,037 shares as of March 31, 2005 and 2006, respectively.
	3.	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.

Japanese GAAP
Non-consolidated Financial Statements

2.	Non-consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2007

	Six Months Ending	Year Ending
	September 30, 2006	March 31, 2007

	(in millions)
Operating revenues	¥18,200	¥37,700
Ordinary income	3,800	8,500
Net income	2,700	5,500

Dividends Per Share

(in yen)
Half-year dividend for the six months ending September 30, 2006	¥0.42
Year-end dividend for the six months ending March 31, 2007	0.42

Total dividends for the year ending March 31, 2007	¥0.84

(Reference) Net income per share for the year ending March 31, 2007 is forecasted to be ¥2.01

Notes:	1.	NISSIN conducted a 2-for-1 stock split on April 1, 2006. Net income per share for the year ending March 31, 2007 is calculated by using the number of outstanding shares of common stock on March 31, 2006 adjusted for the stock split (2732,839,214 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2007 would be forecasted to be ¥4.02.
	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages from 12 to 18 of the Supplementary Materials.

Japanese GAAP
Non-consolidated Financial Statements

7.	NON-CONSOLIDATED FINANCIAL STATEMENTS

1)	Non-consolidated Balance Sheets

	March 31,
	2005		2006
		Percentage of		Percentage of	Change
	Amount	Total Assets	Amount	Total Assets	Amount

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥17,686		¥14,332		¥(3,354)
Notes receivable (Note 5)	145		166		20
Loans receivable (Notes 1, 2, 10 and 11)	145,162		215,056		69,894
Factoring loans	3		—		(3)
Compensation of loans receivable	204		560		356
Interest receivable	830		983		152
Prepaid expenses	332		354		21
Deferred tax assets	469		1,114		645
Accrued income	57		54		(3)
Loans to affiliates	—		5,600		5,600
Other	1,171		1,744		572
Allowance for loan losses	(6,864)		(7,253)		(388)

Total Current Assets	159,199	77.0	232,714	77.4	73,514

Fixed Assets:
Tangible fixed assets
Buildings	1,019		1,053
Accumulated depreciation	573		604

	445		448		3

Structures	37		37
Accumulated depreciation	30		31

	6		5		(0)
Equipments	363		404
Accumulated depreciation	217		241

	146		163		16
Land	355		355		—

Total tangible fixed assets	954	0.5	973	0.3	19
Intangible fixed assets
Software	2,220		1,882		(338)
Telephone rights	130		130		—

Total intangible fixed assets	2,351	1.1	2,013	0.7	(338)
Investments and other assets
Investment securities (Note 12)	21,368		28,309		6,941
Investment in affiliates	6,109		7,627		1,518
Capital contributions	31		30		(0)
Investment in affiliates (other)	1,050		2,210		1,160
Loans to affiliates	13,634		24,853		11,218
Long-term loans to employees	111		177		65
Bankrupt and delinquent loans receivable (Notes 3 and 10)	3,932		4,251		318
Long-term prepaid expenses	76		50		(26)
Deposit of restricted cash	381		490		108
Other	747		860		113
Allowance for loan losses	(3,167)		(3,847)		(680)

Total investments and other assets	44,276	21.4	65,013	21.6	20,737

Total Fixed Assets	47,582	23.0	68,000	22.6	20,418

Total Assets	¥206,782	100.0	¥300,715	100.0	¥93,932

Japanese GAAP
Non-consolidated Financial Statements

	March 31,
	2005		2006
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and Shareholders'		and Shareholders'	Change
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 1 and 11)	¥7,417		¥19,700		¥12,283
Current portion of long-term borrowings (Notes 1 and 11)	48,874		47,679		(1,194)
Current portion of bonds	5,000		1,800		(3,200)
Current portion of convertible bonds	—		822		822
Commercial paper	3,500		30,000		26,500
Other payable	688		629		(58)
Accrued expenses	260		322		61
Accrued income taxes	81		4,338		4,256
Deposit received (Note 12)	90		4,650		4,560
Unearned income	22		69		46
Accrued bonuses	616		640		24
Reserve for guarantee losses	349		609		260
Reserve for losses on excess interest repayments	—		540		540
Other (Note 5)	160		220		60

Total Current Liabilities	67,059	32.4	112,020	37.2	44,960

Long-term Liabilities:
Bonds	9,500		26,200		16,700
Convertible bond	8,942		—		(8,942)
Long-term borrowings (Note 1 and 11)	44,564		64,142		19,578
Asset backed securities (Note 1)	6,672		21,669		14,997
Deferred tax liabilities	4,783		1,535		(3,248)
Accrued retirement benefits — directors and statutory auditors	330		330		0
Other	67		64		(3)

Total Long-term Liabilities	74,861	36.2	113,941	37.9	39,080

Total Liabilities	141,920	68.6	225,962	75.1	84,041

SHAREHOLDERS’ EQUITY:
Common stock (Notes 6 and 7)	7,779	3.8	11,848	3.9	4,069
Additional paid-in capital
General	10,203		14,253		4,050
Other
Gains on sales of treasury stock	262		1,266		1,004

Total additional paid-in capital	10,465	5.1	15,519	5.2	5,054
Retained earnings
Legal reserve	400		400		—
General reserves
Dividend reserves	1,000		1,000
Other	34,100		37,900

Total general reserves	35,100		38,900		3,800
Unappropriated retained earnings	6,240		6,742		502

Total retained earnings	41,740	20.2	46,043	15.3	4,302
Unrealized gains on investment securities (Note 8)	7,913	3.8	3,173	1.1	(4,740)
Treasury stock (Note 9)	(3,037)	(1.5)	(1,833)	(0.6)	1,204

Total Shareholders’ Equity	64,861	31.4	74,752	24.9	9,891

Total Liabilities and Shareholders’ Equity	¥206,782	100.0	¥300,715	100.0	¥93,932

Japanese GAAP
Non-consolidated Financial Statements

2)	Non-consolidated Statements of Income

	Year Ended March 31,
	2005		2006		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥29,250		¥28,472
Other financial income (Note 1)	0		5
Other operating income (Note 2)	3,120		5,674

Total operating revenues	32,370	100.0	34,152	100.0	¥1,781	5.5
Operating Expenses:
Financial costs (Note 3)	2,733		2,382
Other operating expenses
Costs of real estate leases and other	148		485
Advertising expenses	322		612
Loan losses	100		234
Provision for loan losses	8,129		8,304
Provision for guarantee losses	349		609
Provision for losses on excess interest repayments	—		540
Salaries for directors and statutory auditors	182		221
Salaries for employees	4,380		4,587
Bonuses	403		360
Provision for bonuses	616		640
Depreciation and amortization	205		555
Taxes and duties	589		568
Lease and rental expenses	1,919		1,649
Commission fees	799		1,010
Other	3,943		4,333

Total operating expenses	24,824	76.7	27,095	79.3	2,271	9.1

Operating Income	7,546	23.3	7,056	20.7	(489)	(6.5)

Other Income: (Note 4)
Interest income from loans to subsidiaries	246		594
Interest income from securities	1		1
Dividends received	27		16
Dividends received from subsidiaries	—		300
Dividends from insurance	0		—
Guarantee fees received	39		20
Income from investment funds	—		306
Fees received in connection with sale of loans receivable	392		—
Fees received from securities loaned	81		74
Other	36		40

Total other income	825	2.6	1,354	4.0	529	64.1

Other Expenses:
Stock issuance costs	104		107
Bond issuance costs	54		92
Securitization facility costs	—		54
Penalty for cancellation of real estate lease contracts	69		—
Syndicated loan borrowing costs	140		33
Other	13		13

Total other expenses	382	1.2	301	0.9	(80)	(21.1)

Ordinary Income	7,989	24.7	8,109	23.8	120	1.5

(Continued)

Japanese GAAP
Non-consolidated Financial Statements

	Year Ended March 31,
	2005		2006		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
(Continued)

Special Gains:
Gains on sales of investment securities	937		4,246
Reversal of allowance for loan losses	3,327		—
Other	0		—

Total special gains	4,264	13.2	4,246	12.4	(18)	(0.4)
Special Losses:
Losses on sales of fixed assets	—		0
Losses on disposal of fixed assets (Note 5)	103		14
Losses on sales of investment securities	1,552		2
Impairment of investment securities	35		337
Impairment of equity interest in affiliates	—		27
Provision for loan losses (Note 6)	—		289
Penalty for cancellation of lease contracts	327		9

Total special losses	2,019	6.3	681	2.0	(1,338)	(66.3)

Income Before Income Taxes	10,234	31.6	11,675	34.2	1,440	14.1

Income Taxes:
Current	2,290		5,398
Deferred	1,664		(667)

Total income taxes	3,954	12.2	4,730	13.9	775	19.6

Net Income	6,279	19.4	6,944	20.3	665	10.6

Retained earnings at beginning of year	660		1,076		416
Half-year dividend paid	700		1,278		578

Unappropriated Retained Earnings at End of Year	¥6,240		¥6,742		¥502

Japanese GAAP
Non-consolidated Financial Statements

3)	Non-consolidated Statements of Appropriation of Earnings

	Year Ended March 31,
	2005	2006	Change
	Amount	Amount	Amount

	(in millions)
Unappropriated Retained Earnings at End of Year	¥6,240	¥6,742	¥502
Appropriations:
Cash dividends	1,292	1,503	210
Directors’ and statutory auditors’ bonuses	70	74	3
of which statutory auditors’ bonuses	(3)	(-)	(3)
General reserves
Other	3,800	3,400	(400)

Total appropriations	5,163	4,977	(186)

Unappropriated Retained Earnings Carried Forward	¥1,076	¥1,765	¥689

Notes:	1.	On December 10, 2004, NISSIN paid half-year dividends in a total amount of ¥700 million at ¥2.75 per share.
	2.	On December 9, 2005, NISSIN paid half-year dividends in a total amount of ¥1,278 million at ¥2.00 per share.
	3.	Dividends in the year ended March 31, 2005 were not paid for the 27,687,153 shares of treasury stock.
	4.	Dividends in the year ended March 31, 2006 were not paid for the 40,051,037 shares of treasury stock.
Details of cash dividends paid per share are as follows:

	Year Ended March 31,
	2005			2006
	Per Annum	Half-year	Year-end	Per Annum	Half-year	Year-end

	(in yen)
Dividends per common stock share	¥3.875	¥1.375	¥2.50	¥2.10	¥1.00	¥1.10
Ordinary dividends	3.625	1.125	2.50	2.10	1.00	1.10
Commemorative dividends	0.25	0.25	—	—	—	—

Note:	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.

Japanese GAAP
Non-consolidated Financial Statements

4)	Significant Accounting Policies

1.	Valuation and Computation of Assets
1)	Investment securities
i.	Investment in subsidiaries and affiliates
Cost method, cost being determined by the moving average method
ii.	Other securities:
Marketable securities
Market value is determined by market price at year end.

(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.

In addition, with respect to capital contribution to limited partnerships which operate as investment funds or similar organizations, NISSIN evaluates based on NISSIN’s interest in asset value.
2.	Derivatives
Market value method.
3.	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
4.	Deferred Assets
The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the fiscal year.
5.	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Japanese GAAP
Non-consolidated Financial Statements

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of March 31, 2006.

4)	Reserve for losses on excess interest repayments

Reserve of losses on excess interest repayments are provided, in order to prepare for refund claims of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at the amount based on reasonable estimation with taking into account past experiences and the current conditions.

5)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.
6.	Basis for Revenue Recognition
Interest income from notes and loans receivable:

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
7.	Accounting for Lease Transactions
Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.
8.	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items
•	Hedge instruments
Interest rate swaps
•	Hedge items
Cash flow hedge for interest on borrowing with variable rates
3)	Hedging policy

NISSIN utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

Japanese GAAP
Non-consolidated Financial Statements
9.	Other Significant Accounting Policies for the Preparation of Financial Statements
1)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.
5)	Changes in Presentation
(Non-consolidated Balance Sheets)
1.	“Factoring loans”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Current Assets” beginning from the year ended March 31, 2006, as the amount became insignificant. The amount of “Factoring loans” as of March 31, 2006 was ¥0 million.
2.	“Loans to affiliates”, which were included in “Other” of “Current Assets” for the year ended March 31, 2005, is classified separately beginning from the year ended March 31, 2006, as the amount became more than 1% of the total assets. The amount of “Loans to affiliates” as of March 31, 2005 was ¥372 million.
(Non-consolidated Statements of Income)
1.	“Income from investment funds”, which were included in “Other” of “Other Income” for the year ended March 31, 2005, is classified separately beginning from the year ended March 31, 2006, as the amount became more than 10% of the total of “Other Income”. The amount of “Income from investment funds” as of March 31, 2005 was ¥17 million.
2.	“Penalty for cancellation of real estate lease contracts”, which was classified separately for the year ended March 31, 2005, is included in “Other” of “Other Expenses” beginning from the year ended March 31, 2006, as the amount became less than 10% of the total of “Other Expenses”. The amount of “Penalty for cancellation of real estate lease contracts” as of March 31, 2006 was ¥0 million
6)	Additional Information

(Consolidated Balance Sheets)
As we suppose that reserve for losses on excess interest repayments becomes a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, NISSIN has provided reserve for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes” decreased by ¥540 million.
In addition, NISSIN changed the presentation of the amount of excess interest repayments from deduction from “Operating Revenues” into addition to selling and general administrative expenses, in accordance with above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥378 million; however, there are no impacts on “Operating Income”, “Ordinary Income”, and “Income Before Income Taxes”.

Japanese GAAP
Non-consolidated Financial Statements
7)	Notes to Non-consolidated Financial Statements
Non-consolidated Balance Sheets
Note 1.  Assets pledged for short and long-term borrowings as collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Loans receivable	¥18,586	¥15,421

Total	¥18,586	¥15,421

Corresponding borrowings secured by the above collateral as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Short-term borrowings	¥2,500	¥—
Current portion of long-term borrowings	6,596	8,624
Long-term borrowings	9,118	4,893

Total	¥18,215	¥13,517

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion, as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Loans receivable	¥1,827	¥355
Long-term borrowings	2,097	405
of which current portion	1,692	385

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed securities” as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Loans receivable	¥9,216	¥30,907
Asset backed commercial paper	6,672	21,669

Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2005 and 2006 were ¥2,827 million and 2,994 million, respectively.

Note 3.	Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in bankrupt and delinquent loans receivable as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Bankrupt loans receivable	¥860	¥1,002

Japanese GAAP
Non-consolidated Financial Statements
Note 4.	Commitments and contingencies

	March 31,
	2005	2006

	(in millions)
Guarantees for loans outstanding of alliance companies	¥7,008	¥11,571
Guarantees for borrowings of subsidiaries and affiliates:
Shinsei Business Finance Co., Ltd.	3,645	—
Chuo Mitsui Finance Service Co., Ltd.	150	1,920
Aprek Co., Ltd.	—	6,381

Note 5.	Rediscounted notes as of March 31, 2005 and 2006 were ¥83 million and ¥128 million, respectively.

Note 6.	Total number of authorized and issued shares as of March 31, 2005 and 2006 is as follows:

	March 31,
	2005	2006

	(shares)
Total number of authorized shares	1,920,000,000	3,840,000,000
Total number of issued shares	544,668,431	1,406,470,644

However, as stipulated by the Articles of Incorporation, when redemption of stock is executed, the corresponding number of shares must be reduced.

Note 7.	Shares issuance

Increases in the number of issued shares that resulted from exercises of warrant rights for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

Number of issued shares	186,979	—
Exercise price (in yen)	¥288.8	—
of which amount to be credited to common stock account (in yen)	145	—
Total paid-in amount upon exercise (in millions)	53	—
of which total amount credited to common stock (in millions)	27	—

Increases in the number of issued shares that resulted from conversion of convertible bond for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005			2006

	(Before stock split)		(After stock split)	(Before stock split)		(After stock split)
Number of issued shares	2,547		5,384,611	12,475,533		74,315,344
Conversion price (in yen)	¥392.5		¥196.3	¥163.6		¥81.8
of which amount to be credited to common stock account (in yen)	197		99	82		41
Total conversion amount (in millions)		1,058			8,119
of which total amount credited to common stock (in millions)		533			4,069

Japanese GAAP
Non-consolidated Financial Statements

Increases in the number of issued shares that resulted from stock splits for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005		2006

	(May 20, 2005)	(November 19, 2005)	(May 20, 2005)	(November 18, 2006)
Stock split ratio	2-for-1	2-for-1	1.2-for-1	2-for-1
Number of issued shares	134,726,192	269,641,910	108,933,686	666,077,650

Note 8.	Dividend restriction

Total assets increased by ¥7,913 million and ¥3,173 million due to change of fair value of securities as of March 31, 2005 and 2006, respectively. As stipulated by the Enforcement Regulation 124-3 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 9.	Treasury stock

The numbers of shares of common stock held by NISSIN as treasury stock as of March 31, 2005 and 2006 were 27,687,153 shares and 40,051,037 shares, respectively.

Note 10.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2005 and 2006 are classified as follows:

	March 31,
	2005	2006

	(in millions)
(1) Bankrupt loans receivable	¥860	¥1,002
(2) Delinquent loans receivable	3,072	3,249
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	13,874	14,268

Total	¥17,807	¥18,520

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customer delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).
	(4)	“Restructured loans receivable” are loans receivable for which NISSIN reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).
Note 11.	(1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2006 are as follows:

March 31,
2006

(in millions)
Total overdraft facilities/loan commitment limits and syndicated loan credit line	¥15,937
Outstanding borrowings within the limits	(11,200)

Unused balance	¥4,737

Japanese GAAP
Non-consolidated Financial Statements

(2)	In providing its core business, the integrated financial services, NISSIN contracts credit line agreements with customers of certain services, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006
	(in millions)
Total amount of credit line agreements	¥70,727	¥85,997
Loans outstanding under credit line agreements	(23,736)	(28,319)

Total unfunded credit lines	46,990	57,678
of which unfunded credit lines without loans outstanding	40,804	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.
Note 12.	“Investment Securities” includes securities in the amount of ¥5,944 million loaned under share lending agreement and “Deposit received” of “Current Liabilities” includes the amount of ¥4,500 million received as collateral.

Japanese GAAP
Non-consolidated Financial Statements

Non-consolidated Statements of Income
Note 1.	Details of other financial income for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Other financial income:
Interest on deposits	¥0	¥0
Other	0	5

Total	¥0	¥5

Note 2.	Details of other operating income for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Other operating income:
Loan origination fees	¥1,367	¥2,785
Recovery from loans previously charged off	711	894
Guarantee fees received	790	1,268
Rent revenue from real estate	51	105
Revenue from leases and installment loans	118	404
Other	80	215

Total	¥3,120	¥5,674

Note 3.	Details of financial costs for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Financial costs:
Interest expense on borrowings	¥2,164	¥2,007
Interest expense on bonds	569	375

Total	¥2,733	¥2,382

Note 4.	Other income

Interests and dividends received from investment securities are recorded in other income for the years ended March 31, 2005 and 2006.

Note 5.	Details of losses on disposal of fixed assets for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Losses on disposal of fixed assets:
Buildings	¥25	¥9
Equipments	9	1
Software	68	4

Total	¥103	¥14

Note 6.	“Provision for loan losses” in “Special Losses” for the year ended March 31, 2006 is provision for loans to affiliates.

Japanese GAAP
Non-consolidated Financial Statements
Significant Subsequent Events
(April 1, 2004 ~ March 31, 2005)
1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	108,933,686 shares
4) Stock split date:	May 20, 2005
5) Dividend paid for the period from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥87.62	¥104.44
Net income per share:
Basic	9.06	10.17
Diluted	8.37	9.33

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issue date of stock option:	April 21, 2005
(2) Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3) Issue price of the stock options;	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts, employees and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

Japanese GAAP
Non-consolidated Financial Statements

(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	1,406,470,644 shares
4) Stock split date:	April 1, 2006
5) Dividend paid for the period from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2005	2005

	(in yen)
Shareholders’ equity per share	¥26.11		¥27.33
Net income per share:
Basic	2.54		2.66
Diluted	2.33		2.51

Japanese GAAP
Non-consolidated Financial Statements

8)	Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(1)	Equivalents of acquisition costs, accumulated amortization and book value as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Equipments:
Acquisition costs equivalent	¥2,335	¥2,210
Accumulated amortization equivalent	(1,050)	(1,253)

Book value equivalent	1,285	956
Software:
Acquisition costs equivalent	625	267
Accumulated amortization equivalent	(460)	(157)

Book value equivalent	165	109
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(2)	(3)

Book value equivalent	2	1

Total:
Acquisition costs equivalent	2,965	2,482
Accumulated amortization equivalent	(1,512)	(1,415)

Book value equivalent	¥1,452	¥1,067

(2)	The amounts of outstanding future minimum lease payments as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Due within one year	¥522	¥540
Due after one year	950	548

Total	¥1,473	¥1,088

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2005 and 2006 are as follows:

	Year Ended March 31,
	2005	2006

	(in millions)
Lease payments	¥801	¥568
Amortization expense equivalent	767	545
Interest expense equivalent	38	24

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Japanese GAAP
Non-consolidated Financial Statements

9)	Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available as of March 31, 2005 and 2006 is as follows:

	March 31,
	2005			2006
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in subsidiaries	¥500	¥25,200	¥24,700	¥1,946	¥67,552	¥65,605

Total	¥500	¥25,200	¥24,700	¥1,946	¥67,552	¥65,605

Note:	There were no affiliates with market quotation available as of March 31, 2005 and 2006.
10)	Deferred Income Taxes

(1)	Significant components of deferred tax assets and liabilities as of March 31, 2005 and 2006 are as follows:

	March 31,
	2005	2006

	(in millions)
Deferred tax assets:
Loan losses	¥15	¥17
Allowance for loan losses	165	196
Reserve for guarantee losses	141	246
Accrued local taxes	13	322
Accrued retirement benefits — directors and statutory auditors	133	133
Accrued bonuses	249	259
Reserve for losses on interest repayments	—	218
Impairment of fixed assets	239	239
Other	112	105

Total deferred tax assets	1,071	1,739

Deferred tax liabilities:
Unrealized gains on investment securities	(5,386)	(2,160)

Total deferred tax liabilities	(5,386)	(2,160)

Net deferred tax liabilities	¥(4,314)	¥(420)

(2)	The reconciliation of the difference between statutory tax rate and the effective income tax rate for the years ended March 31, 2005 and 2006 is omitted as the total of these differences is less than 5% of statutory tax rate.

Japanese GAAP
Non-consolidated Financial Statements
11)	Retroactive Adjustments of Per Share Data
The summary of per share data with retroactive adjustments for the past five years is as follows:
(1)	Before retroactive adjustments

Consolidated:

	Year Ended March 31,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥146.13	¥79.63	¥49.04	¥12.67	¥6.91
Shareholders’ equity per share	1,310.62	708.98	425.90	127.11	58.35
Dividends per share	25.00	15.00	8.50	3.875	2.10
Half-year dividend	12.50	6.50	3.75	1.375	1.00
Year-end dividend (scheduled)	12.50	8.50	4.75	2.50	(1.10)

	March 31,
	2002	2003	2004	2005	2006

	(shares)
Number of shares outstanding at end of year	32,955,278	63,229,770	126,228,167	516,981,278	1,366,419,607

Non-consolidated:

	Year Ended March 31,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥151.02	¥75.85	¥43.49	¥12.21	¥5.32
Shareholders’ equity per share	1,317.86	708.95	420.58	125.32	54.65
Dividends per share	25.00	15.00	8.50	3.875	2.10
Half-year dividend	12.50	6.50	3.75	1.375	1.00
Year-end dividend (scheduled)	12.50	8.50	4.75	2.50	(1.10)

	March 31,
	2002	2003	2004	2005	2006

	(shares)
Number of shares outstanding at end of year	32,955,278	63,229,770	126,228,167	516,981,278	1,366,419,607

Japanese GAAP
Non-consolidated Financial Statements

If the per share data figures for the year ended March 31, 2006 presented in the Condensed Statements of Financial Results are set as 100, the figures retroactively adjusted for the dilutions caused by the stock splits are presented below.

(2)	After retroactive adjustments

Consolidated:

	Year Ended March 31,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥3.81	¥4.15	¥5.11	¥5.28	¥6.91
Shareholders’ equity per share	34.13	36.93	44.37	52.96	58.35
Dividends per share	0.65	0.78	0.89	1.62	2.10
Half-year dividend	0.33	0.34	0.39	0.57	1.00
Year-end dividend (scheduled)	0.33	0.44	0.50	1.04	(1.10)

	March 31,
	2002	2003	2004	2005	2006

	(shares)
Number of shares outstanding at end of year	1,265,482,675	1,214,011,584	1,211,790,403	1,240,755,067	1,366,419,607

Non-consolidated:

	Year Ended March 31,
Per share data	2002	2003	2004	2005	2006

	(in yen)
Net income per share	¥3.93	¥3.95	¥4.53	¥5.09	¥5.32
Shareholders’ equity per share	34.32	36.93	43.81	52.22	54.65
Dividends per share	0.65	0.78	0.89	1.62	2.10
Half-year dividend	0.33	0.34	0.39	0.57	1.00
Year-end dividend (scheduled)	0.33	0.44	0.50	1.04	(1.10)

	March 31,
	2002	2003	2004	2005	2006

	(shares)
Number of shares outstanding at end of year	1,265,482,675	1,214,011,584	1,211,790,403	1,240,755,067	1,366,419,607

Notes:	1.	On May 21, 2002, NISSIN completed a 2-for-1 stock split.
	2.	On May 20, 2003, NISSIN completed a 2-for-1 stock split.
	3.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a 2-for-1 stock split.
	4.	On May 20, 2005, NISSIN completed a 1.2-for-1 stock split and on November 18, 2005, NISSIN completed a 2-for-1 stock split.
	5.	Net income per share is calculated by assuming that all the stock splits occurred at the beginning of their respective fiscal years.
	6.	The per share data are adjusted retroactively, applying the Accounting Standards Board Statement (ASB Statement) No.2 of “Accounting Standard Concerning Net Income Per Share”, issued by the Accounting Standards Board of Japan (ASBJ) on September 25, 2002.

Japanese GAAP
Non-consolidated Financial Statements
8.	REASSIGNMENT OF DIRECTORS AND STATUTORY AUDITORS (TO BE EFFECTIVE ON JUNE 24, 2006)

(1)	Changes in Representative Directors

New Title	Name	Current Title

Director and Advisor	Hideo Sakioka	Chairman and Representative Director
Chairman, Representative Director and Co-CEO	Kunihiko Sakioka	President, Representative Director and Executive Officer

(2)	Candidate for the Representative Director to be Newly Appointed

New Title	Name	Current Title

President, Representative Director and Co-CEO	Shinsuke Amiya	Special Advisor

(3)	Directors to be Retired

Current Title	Name

Director and Executive Officer	Hiroshi Akuta
Director and Executive Officer	Hidenobu Sasaki

Note:	Hiroshi Akuta, a director to be retired, is the President and Representative Director of Aprek Co., Ltd., a consolidated subsidiary.